UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
LINCOLN ELECTRIC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc., which will be held at 10:00 a.m. on April 28, 2006 at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio. A map showing the location of the Annual Meeting is printed on the outside back cover of the Proxy Statement.
      Enclosed with this letter are the Annual Meeting Notice, Proxy Statement, Proxy and Voting Instruction Form and an envelope in which to return the Proxy and Voting Instruction Form. Also enclosed is a copy of the Annual Report. The Annual Report and Proxy Statement contain important information about the Company, its Board of Directors and its Executive Officers. Please read these documents carefully.
      If you are a registered holder of Lincoln shares or a participant in The Lincoln Electric Company Employee Savings Plan (401(k) Plan), as a convenience to you and as a means of reducing costs, you may choose to vote your proxy electronically using the Internet or a touch-tone telephone instead of using the conventional method of completing and mailing the enclosed Proxy and Voting Instruction Form. Electronic proxy voting is permitted under Ohio law and the Company’s Regulations. You will find instructions on how to vote electronically in the Proxy Statement and on the Proxy and Voting Instruction Form. Having the freedom to vote by means of the Internet, telephone or mail does not limit your right to attend or vote in person at the Annual Meeting, if you prefer. If you do plan to attend the Annual Meeting, please check the attendance box on the enclosed Proxy and Voting Instruction Form, or when prompted if you cast your vote over the Internet or by telephone.
      We look forward to seeing you at the Annual Meeting.

Sincerely,

John M. Stropki, Jr.
Chairman, President and Chief Executive Officer
Lincoln Electric Holdings, Inc.
March 28, 2006

Lincoln Electric Holdings, Inc.
22801 Saint Clair Avenue
Cleveland, Ohio 44117-1199

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

      The Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc. will be held at 10:00 a.m. on Friday, April 28, 2006, at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio. Shareholders will be asked to vote on the following proposals:

(1)	Election of three Directors, each for a term scheduled to expire in 2009;

(2)	Approval of the 2006 Equity and Performance Incentive Plan;

(3)	Approval of the 2006 Stock Plan for Non-Employee Directors;

(4)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2006; and

(5)	Any other business properly brought before the meeting, or any postponement(s) or adjournment(s) of the meeting.
      Shareholders of record as of the close of business on March 20, 2006, the record date, are entitled to vote at the Annual Meeting.

Frederick G. Stueber
Senior Vice President,
General Counsel and Secretary
March 28, 2006
Your vote is very important. Be sure that your shares are represented. Whether or not you plan to attend the Annual Meeting, we recommend that you mark, date, sign and return promptly the enclosed Proxy and Voting Instruction Form in the envelope provided or, in the alternative, vote your shares electronically either over the Internet (www.cesvote.com) or by touch-tone telephone (1-888-693-8683) .
If your shares are not registered in your own name and you would like to attend the Annual Meeting, please bring evidence of your share ownership with you. You should be able to obtain evidence of your share ownership from the bank, broker, trustee or other nominee that holds the shares on your behalf.

GENERAL INFORMATION
Who is soliciting proxies and why?
      The enclosed Proxy is being solicited by the Directors of the Company, and the Company will pay the cost of the solicitation. Certain Officers and other employees of the Company may also solicit proxies by telephone, letter or personal interview. The Company will begin mailing this Proxy Statement on or about March 28, 2006.
      If your shares are held in your name, in order to vote your shares you must either attend the Annual Meeting and vote in person or appoint a proxy to vote on your behalf. Because the Directors of the Company realize that it would be highly unlikely that all shareholders would be able to attend the Annual Meeting, the Directors recommend that you appoint a proxy to vote on your behalf, as indicated on the accompanying Proxy and Voting Instruction Form, or appoint your proxy electronically via telephone or the Internet.
What is Householding?
      To reduce the expense of delivering duplicate voting materials to shareholders who share the same address, we have taken advantage of the Householding rules enacted by the Securities and Exchange Commission (“SEC”). As long as we provide proper notice to such shareholders, these rules permit us to deliver only one set of voting materials to shareholders who share the same address, meaning only one copy of the Annual Report, Proxy Statement and any other shareholder communication will be sent to those households. Each shareholder will, however, receive a separate Proxy and Voting Instruction Form.
How do I obtain a separate set of communications to shareholders?
      If you share an address with another shareholder and have received only one copy of the Annual Report, Proxy Statement or any other shareholder communication, you may request that the Company send a separate copy of these materials to you at no cost to you. The Company will promptly send a copy of these materials to you upon your written or oral request. For future Annual Meetings, you may request separate copies of these materials, or request that the Company send only one set of these materials to you if you are receiving multiple copies, by sending a written notice to the Corporate Secretary at Lincoln Electric Holdings, Inc., c/o National City Bank, Corporate Trust Operations, Locator 5352, P.O. Box 92301, Cleveland, Ohio 44197-1200. You may also request separate copies of these materials for future Annual Meetings by calling Roy Morrow, the Company’s Director, Corporate Relations, at 216-383-4893.
Who may vote?
      Record holders of the common shares of Lincoln Electric Holdings, Inc. (“Lincoln Common”) as of the close of business on March 20, 2006, the record date, are entitled to vote at the Annual Meeting. On that date, 42,418,775 shares of Lincoln Common were outstanding. Each share is entitled to one vote on each proposal brought before the meeting.
What shares are included on the proxy card?
      If you are both a registered shareholder of the Company and a participant in The Lincoln Electric Company Employee Savings Plan (“401(k) Plan”), you may have received one Proxy and Voting Instruction Form that shows all shares of Lincoln Common registered in your name, including any Dividend Reinvestment Plan shares, and all shares you have (based on the units credited to your account) under the 401(k) Plan. Accordingly, your Proxy and Voting Instruction Form also serves as your voting directions to the 401(k) Plan Trustee.

      Please note, however, that unless the identical name or names appeared on all your accounts, we were not able to consolidate your share information. If that was the case, you received more than one Proxy and Voting Instruction Form and must vote each one separately.
      If your shares are held through a bank, broker, trustee or some other nominee, you will receive either a voting form or a proxy card from the nominee, instructing you on how to vote your shares, which may also include instructions on telephone and electronic voting.
What are the proposals on which I will be voting?
      You are being asked to vote on four proposals:

(1)	Election of three Directors, each to serve for a term scheduled to expire in 2009;

(2)	Approval of the 2006 Equity and Performance Incentive Plan;

(3)	Approval of the 2006 Stock Plan for Non-Employee Directors; and

(4)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2006.
      The Directors do not know of any other matters that are to be presented at the meeting. If any other matters come before the meeting of which we did not have notice prior to February 13, 2006 or that applicable laws otherwise would permit proxies to vote on a discretionary basis, it is intended that the persons authorized under solicited proxies will vote on the matters in accordance with their best judgment.
How do I vote?
      Registered Holders. If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so in any ONE of the following three ways.

By telephone. After reading the proxy materials and with your Proxy and Voting Instruction Form in front of you, you may call the toll-free number 1-888-693-8683, using a touch-tone telephone. You will be prompted to enter your Control Number from your Proxy and Voting Instruction Form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

Over the Internet. After reading the proxy materials and with your Proxy and Voting Instruction Form in front of you, you may use a computer to access the website www.cesvote.com. You will be prompted to enter your Control Number from your Proxy and Voting Instruction Form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

By mail. After reading the proxy materials, please mark, sign and date your Proxy and Voting Instruction Form and return it in the enclosed prepaid and addressed envelope.
      The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.
      Whether you choose to vote over the Internet, by telephone or by mail, you can specify whether your shares should be voted for all, some or none of the nominees for Director (Proposal 1 on the Proxy and Voting Instruction Form). You can also specify whether you want to vote for or against, or abstain from voting for, (1) the approval of the 2006 Equity and Performance Incentive Plan (Proposal 2 on the Proxy and Voting Instruction Form), (2) the approval of the 2006 Stock Plan for Non-Employee Directors (Proposal 3 on the Proxy and Voting Instruction Form) and (3) the ratification of the appointment of the independent auditors (Proposal 4 on the Proxy and Voting Instruction Form). If you make such specifications, your shares will be voted in accordance therewith. If you sign, date and return your Proxy and Voting Instruction Form but do not specify how you want to vote your shares, your shares will be voted FOR the election of all the Director nominees, FOR the approval of the 2006 Equity and Performance Incentive Plan, FOR the approval of the 2006 Stock Plan for Non-Employee Directors and FOR the ratification of the appointment of the independent auditors.
      Participants in the 401(k) Plan. If you participate in the 401(k) Plan, the Plan’s independent Trustee, Fidelity Management Trust Company, will vote your 401(k) Plan shares according to your voting directions. You may give your voting directions to the Plan Trustee in any ONE of the three ways set forth above under “Registered Holders.” If you do not return your Proxy and Voting Instruction Form or do not vote over the Internet or by telephone, the Trustee will not vote your Plan shares. Each participant who gives the Trustee voting directions acts as a named fiduciary for the 401(k) Plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended.
      Nominee shares. If your shares are held by a bank, broker, trustee or some other nominee, that entity will give you separate voting instructions.
May I revoke my proxy or change my vote?
      Yes. You may change or revoke your proxy prior to the closing of the polls in any one of the following four ways:

(1)	by sending a written notice to the Company’s Corporate Secretary stating that you want to revoke your proxy;

(2)	by submitting a properly completed and signed Proxy and Voting Instruction Form with a later date (which will automatically revoke the earlier proxy);

(3)	by entering later-dated telephone or Internet voting instructions (which will automatically revoke the earlier proxy); or

(4)	by voting in person at the Annual Meeting after requesting that the earlier proxy be revoked. NOTE: Because your 401(k) shares are held in a qualified plan, you are not able to vote 401(k) Plan shares at the Annual Meeting.
      If you plan to attend the Annual Meeting, please check the attendance box on the enclosed Proxy and Voting Instruction Form or indicate so when prompted if you are voting by telephone or over the Internet.
      If your shares are held by a bank, broker, trustee or some other nominee, you will have to check with your bank, broker, trustee or other nominee to determine how to change your vote. Also note that if you plan to attend the Annual Meeting, you will not be able to vote in person at the meeting any of your shares held by a nominee unless you have a valid proxy from the nominee.
How are the votes counted?
      Shareholder votes will be tabulated by an independent inspector of elections for the Annual Meeting. All properly signed Proxy and Voting Instruction Forms and all properly recorded Internet and telephone votes (including votes marked “abstain” and broker non-votes) will be counted to determine whether or not a quorum is present at the meeting. Votes for the Director nominees (Proposal 1) that are marked “withhold,” and any broker non-votes or other abstentions, will not be counted in determining the election of Directors. Votes on Proposals 2 through 4 that are marked “abstain” have the same effect as votes AGAINST those Proposals. A broker non-vote occurs when a nominee holding shares for the beneficial owner does not vote those shares on a particular proposal because the nominee does not have discretionary authority to do so, and has not received voting instructions with respect to the proposal from the beneficial owner. Broker non-votes on Proposals 2 through 4 will have no effect on the results of those proposals.

May I receive future shareholder communications over the Internet?
      If you are a registered shareholder, you may consent to accessing future shareholder communications (e.g., proxy materials, Annual Reports and interim communications) over the Internet instead of receiving copies in the mail. You may give your consent by marking the appropriate box on your Proxy and Voting Instruction Form or following the prompts given you when you vote by telephone or over the Internet. If you choose electronic access to future shareholder communications, once there is sufficient interest in electronic delivery we will discontinue mailing the Proxy Statement and Annual Report to you, but you will receive a Proxy and Voting Instruction Form, together with a formal notice of the meeting, in the mail with instructions containing the Internet address or addresses to access shareholder communications.
      Providing shareholder communications over the Internet will reduce the Company’s printing and postage costs and the number of paper documents that you would otherwise receive. If you give your consent, there is no cost to you for this service other than charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise.
      If your shares are held through a bank, broker, trustee or some other nominee, check the information provided by that entity for instructions on how to choose to access future shareholder communications over the Internet.
When are shareholder proposals due for the 2007 Annual Meeting?
      In order for proposals to be considered for inclusion in next year’s Proxy Statement, a shareholder proposal must be submitted in writing to the Corporate Secretary at Lincoln Electric Holdings, Inc., 22801 Saint Clair Avenue, Cleveland, Ohio 44117-1199 by November 28, 2006. If a shareholder intends to present a proposal at the 2007 Annual Meeting without the inclusion of that proposal in the Proxy Statement, written notice of the proposal must be received by February 11, 2007 or proxies solicited by the Board for the 2007 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the 2007 Annual Meeting.
May I submit a nomination for Director?
      The Company’s Regulations permit shareholders to nominate one or more persons for election as a Director but require that nominations be received by the Company by a certain date depending on when the Company publicly announced the date of the annual meeting at which the nomination is to be made. For this year’s Annual Meeting, the Company must receive nominations no later than the close of business on the tenth day following the day on which the Company publicly announced the date of the Annual Meeting. The Company publicly announced the date of this year’s Annual Meeting on March 17, 2006; accordingly, this means that no additional nominations can be made for this year’s Annual Meeting.
      To nominate a candidate for election at a future meeting, you must send a written notice to the Corporate Secretary at Lincoln Electric Holdings, Inc., 22801 Saint Clair Avenue, Cleveland, Ohio 44117-1199. The notice must include certain information about you as a shareholder of the Company and about the person you intend to nominate, including a statement about the person’s willingness to serve, if elected. This written notice must be received in the Corporate Secretary’s Office at least 80 days before the date of the annual meeting at which the nomination is to be made in those instances when the Company publicly announced the date of the annual meeting more than 90 days prior to the annual meeting date or no later than the close of business on the tenth day following the day on which the Company publicly announced the date of the annual meeting in those instances when the Company has not publicly announced the date of the annual meeting more than 90 days prior to the annual meeting date. For complete details on the nomination process, contact the Company’s Corporate Secretary.

How do I contact the Company?
      For general information, shareholders may contact the Company at the following address:

Lincoln Electric Holdings, Inc.
22801 Saint Clair Avenue
Cleveland, Ohio 44117-1199
Attention: Roy Morrow, Director, Corporate Relations
      Throughout the year, you may visit our website at www.lincolnelectric.com for information about current developments at the Company.
How do I contact the Directors?
      Shareholders may send communications to any or all of the Directors of the Company through the Corporate Secretary at the following address:

Lincoln Electric Holdings, Inc.
22801 Saint Clair Avenue
Cleveland, Ohio 44117-1199
Attention: Corporate Secretary
      The name of any specific intended Board recipient should be noted in the communication. The Corporate Secretary will forward such correspondence only to the intended recipients. Prior to forwarding any correspondence, the Corporate Secretary will review such correspondence and, in his discretion, not forward certain items if they are deemed of a frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

ELECTION OF DIRECTORS
Proposal No. 1
      The Company’s Regulations provide for three classes of Directors whose terms expire in different years. Ohio’s General Corporation Law provides that, a quorum being present, the Director nominees receiving the greatest number of votes will be elected as Directors of the Company. Unless otherwise directed, shares represented by proxy will be voted FOR the following:
         Class of 2009. The class of Directors whose term ends in 2009 has been fixed at three. Harold L. Adams, Robert J. Knoll and John M. Stropki, Jr. are standing for election. All of the Director nominees have been elected previously by the shareholders.
      Each of the nominees has agreed to stand for election. If any of the nominees is unable to stand for election, the Board may provide for a lesser number of nominees or designate a substitute. In the latter event, shares represented by proxies solicited by the Directors may be voted for the substitute. We have no reason to believe that any of the nominees will be unable to stand for election.
      All Directors are expected to attend the Annual Meeting. All of the nominee Directors, as well as the continuing Directors, plan to attend this year’s Annual Meeting. At the 2005 Annual Meeting, all of the current Directors of the Company were in attendance.

DIRECTORS’ BIOGRAPHIES
      The following table sets forth biographical information about the Director nominees and the Directors whose terms of office will continue after this Annual Meeting. Except as otherwise indicated, each of the Director nominees and continuing Directors has held the occupation listed below for more than five years.
      None of the nominee Directors or continuing Directors has any special arrangement or understanding with any other person pursuant to which the nominee Director or continuing Director was or is to be selected as a Director or nominee. There are no family relationships, as defined by SEC rules, among any of our Directors or Executive Officers. SEC rules define the term “family relationship” to mean any relationship by blood, marriage or adoption, not more remote than first cousin.
NOMINEES FOR ELECTION

Harold L. Adams
Age:	66
Term Expires/Service:	2006; standing for reelection at this Annual Meeting to serve until 2009; Director since 2002.
Recent Business Experience:	Mr. Adams is Chairman Emeritus of RTKL Associates Inc. (architects and engineers) and the former Chairman, President and Chief Executive Officer of RTKL, a position he held from 1967 to November 2003.
Other Directorships:	Commercial Metals Company and Legg Mason, Inc.

Robert J. Knoll
Age:	64
Term Expires/Service:	2006; standing for reelection at this Annual Meeting to serve until 2009; Director since 2003.
Recent Business Experience:	Mr. Knoll is a former Partner of Deloitte & Touche LLP (accounting), a position he held from 1978 to his retirement in 2000. From 1995 to 1999, Mr. Knoll served as National Director of the firm’s Accounting and Auditing Professional Practice with oversight responsibility for the firm’s accounting and auditing consultation process, SEC practice and risk management process.

John M. Stropki, Jr.
Age:	55
Term Expires/Service:	2006; standing for reelection at this Annual Meeting to serve until 2009; Director since 1998.
Recent Business Experience:	Mr. Stropki is Chairman, President and Chief Executive Officer of the Company. Mr. Stropki was elected President and Chief Executive Officer in June 2004 and Chairman in October 2004. From May 2003 to June 2004, Mr. Stropki was Executive Vice President and Chief Operating Officer of the Company. From May 1996 to May 2003, Mr. Stropki was Executive Vice President of the Company and President, North America of The Lincoln Electric Company.

CONTINUING DIRECTORS

Ranko Cucuz
Age:	62
Term Expires/Service:	2007; Director since 2001.
Recent Business Experience:	Mr. Cucuz is the former Chairman, President and Chief Executive Officer of Hayes Lemmerz International, Inc. (motor vehicle parts and accessories), formerly known as Hayes Wheels International, Inc. (“Hayes Lemmerz”). Mr. Cucuz held these positions from 1997 to September 2001. Mr. Cucuz was President and Chief Executive Officer of Hayes Wheels from 1992 to 1997, when Hayes Wheels acquired Lemmerz Holding.
Mr. Cucuz ceased serving as President and Chief Executive Officer of Hayes Lemmerz in August 2001 and ceased serving as Chairman in September 2001. In December 2001, Hayes Lemmerz filed for protection under Chapter 11 of the United States Bankruptcy Code. It emerged from bankruptcy proceedings in June 2003, at which time Mr. Cucuz ceased serving as a director.
Other Directorships:	Cleveland-Cliffs Inc and Rosta International

Kathryn Jo Lincoln
Age:	51
Term Expires/Service:	2007; Director since 1995.
Recent Business Experience:	Ms. Lincoln is Chairman of the Lincoln Institute of Land Policy (a non-profit educational institution teaching land economics and taxation), a position she has held since 1996, and President of the Lincoln Foundation, Inc. (a non-profit foundation that supports the foregoing Institute), a position she has held since 1999.
Other Directorships:	Johnson Bank Arizona, NA.

George H. Walls, Jr.
Age:	63
Term Expires/Service:	2007; Director since 2003.
Recent Business Experience:	General Walls is the former Chief Deputy Auditor of the State of North Carolina, a position he held from January 2001 through December 2004. From 1993 to 2000, General Walls was special assistant to the chancellor and assistant secretary to the Board of Trustees at North Carolina Central University. General Walls retired from the U.S. Marine Corps in 1993 with the rank of Brigadier General, after nearly 29 years of distinguished service.

CONTINUING DIRECTORS

David H. Gunning
Age:	63
Term Expires/Service:	2008; Director since 1987.
Recent Business Experience:	Mr. Gunning serves as Vice Chairman of Cleveland-Cliffs Inc (iron ore producer), a position he has held since April 2001. Previously, Mr. Gunning served as the Principal of Encinitos Ventures (venture capital), a position he held from 1997 to 2001. Mr. Gunning also served as Chairman, President and Chief Executive Officer of Capitol American Financial Corporation from 1993 until its sale in early 1997.
Other Directorships:	Cleveland-Cliffs Inc and MFS Funds, Inc.

G. Russell Lincoln
Age:	59
Term Expires/Service:	2008; Director since 1989.
Recent Business Experience:	Mr. Lincoln is President of N.A.S.T. Inc. (a personal investment firm), a position he has held since 1996. From 1984 to 1996, Mr. Lincoln served as Chairman of the Board and Chief Executive Officer of Algan, Inc. (chemicals).

Hellene S. Runtagh
Age:	57
Term Expires/Service:	2008; Director since 2001.
Recent Business Experience:	Ms. Runtagh is the former President and Chief Executive Officer of Berwind Group (manufacturing and real estate holdings), a position she held from June 2001 through December 2001. Prior to that, Ms. Runtagh was Executive Vice President of Universal Studios (media) from 1998 until 2001.
Other Directorships:	Avaya Inc.

DIRECTOR COMMITTEES AND MEETINGS
      The Company has a separately-designated standing Audit Committee established in accordance with SEC rules. The Company also has standing Compensation and Executive Development, Nominating and Corporate Governance and Finance Committees. Information on each Committee is set forth below.

Audit Committee
Members:	Robert J. Knoll (Chair), Kathryn Jo Lincoln, Hellene S. Runtagh and George H. Walls, Jr., each of whom meets the independence standards set forth in the NASDAQ listing standards, and each of whom the Board of Directors has determined to have the financial competency required by the listing standards. In addition, because of Mr. Knoll’s professional training and past employment experience as described above under the caption “Director Biographies,” the Board of Directors has determined that he is a financially sophisticated Audit Committee Member under the NASDAQ listing standards and that he qualifies as an “audit committee financial expert” in accordance with SEC rules. Shareholders should understand that Mr. Knoll’s designation as an “audit committee financial expert” is an SEC disclosure requirement and that it does not impose upon him any duties, obligations or liabilities that are greater than those generally imposed on him as a member of the Audit Committee and the Board.
Number of 2005 Meetings:	Ten
Principal Responsibilities:	• appoints and determines whether to retain or terminate the independent auditors
• approves all audit engagement fees, terms and services; approves any non-audit engagements
• reviews and discusses the independent auditors’ quality control
• reviews and discusses the independence of the auditors, the audit plan, the conduct of the audit and the results of the audit
• reviews and discusses with management the Company’s financial statements and disclosures, its interim financial reports and its earnings press releases
• reviews with the Company’s General Counsel legal matters that might have a significant impact on the Company’s financial statements and issues relating to compliance with the Company’s Code of Corporate Conduct and Ethics
• reviews with management the appointment, replacement, reassignment or dismissal of the Director of internal audit, the internal audit charter, internal audit plans and reports
• reviews with management the adequacy of internal controls over financial reporting
A copy of this Committee’s Charter, which was adopted by the Board, is included in this Proxy Statement as Appendix A.

Compensation and Executive Development Committee
Members:	Hellene S. Runtagh (Chair), Harold L. Adams, Ranko Cucuz and G. Russell Lincoln, each of whom meets the independence standards set forth in the NASDAQ listing standards and each of whom is deemed to be an outside Director within the meaning of Section 162(m) of the Internal Revenue Code. Paul E. Lego also served as a member of the Committee until the Company’s 2005 Annual Meeting, when he retired from the Board.
Number of 2005 Meetings:	Seven
Principal Responsibilities:	• reviews and establishes total compensation of the Chief Executive Officer and the other Executive Officers
• annually assesses the performance of the Chief Executive Officer and the other Executive Officers
• monitors the Company’s key management resources, structure, succession planning, development and selection processes and the performance of key executives
• reviews and recommends to the Board the appointment and removal of elected officers of the Company
• administers the Company’s employee stock and incentive plans and reviews and makes recommendations to the Board concerning all employee benefit plans
• reviews and recommends to the Board new or amended executive compensation plans
A copy of this Committee’s Charter (i) may be found on the Company’s website at www.lincolnelectric.com/corporate/about/governance.asp or (ii) will be made available upon request to the Company’s Corporate Secretary.

Nominating and Corporate Governance Committee
Members:	Harold L. Adams (Chair), David H. Gunning, Kathryn Jo Lincoln and George H. Walls, Jr., each of whom meets the independence standards set forth in the NASDAQ listing standards.
Number of 2005 Meetings:	Five
Principal Responsibilities:	In evaluating candidates for Director, including persons nominated by shareholders, the Committee expects that any candidate for election as a Director of the Company must have these minimum qualifications:
• demonstrated character, integrity and judgment
• high-level managerial experience or experience dealing with complex problems
• ability to work effectively with others
• sufficient time to devote to the affairs of the Company
and these specific qualifications:
• specialized experience and background that will add to the depth and breadth of the Board
• independence as defined by the NASDAQ listing standards
• financial literacy
The Committee’s process for identifying and evaluating nominees for Director includes annually preparing and discussing prospective Director specifications, which serve as the baseline to evaluate candidates. From time-to-time, the Company has retained an outside firm to help identify candidates, but no firm was retained on that basis in 2005, and no firm is currently being retained.
Shareholders may nominate one or more persons for election as Director of the Company. The process for doing so is set forth on page 5 of the Proxy Statement, under the caption “May I submit a nomination for Director?”.
A copy of this Committee’s Charter (i) may be found on the Company’s website at www.lincolnelectric.com/corporate/about/governance.asp or (ii) will be made available upon request to the Company’s Corporate Secretary.

Finance Committee
Members:	David H. Gunning (Chair), Ranko Cucuz, Robert J. Knoll and G. Russell Lincoln. Paul E. Lego served as the Chair of the Committee until the Company’s 2005 Annual Meeting, when he retired from the Board.
Number of 2005 Meetings:	Five
Principal Responsibilities:	considers and makes recommendations, as necessary, on matters related to the financial affairs and policies of the Company, including
• financial performance
• capital structure issues
• financial operations
• capital expenditures
• pension plan funding and plan investment management performance
A copy of this Committee’s Charter (i) may be found on the Company’s website at www.lincolnelectric.com/corporate/about/governance.asp or (ii) will be made available upon request to the Company’s Corporate Secretary.

      Your Board held six meetings in 2005. Each of the current Directors attended at least 75 percent of the total number of meetings of Directors and meetings of committees on which he or she served.

CORPORATE GOVERNANCE
      Each of the non-employee Directors meets the independence standards set forth in the NASDAQ listing standards. The NASDAQ independence standards include a series of objective tests, such as that the Director is not an employee of the Company and has not engaged in various types of business dealings with the Company.
      During 2005, the independent Directors met in Executive Session, separate from the sole management Director, in conjunction with each of the six meetings of the Board. The Lead Director, discussed below, was the presiding Director of these Sessions.
Lead Director
      During 2004, as part of the Company’s continued focus on best practices with respect to corporate governance, the Board modified its Guidelines on Significant Corporate Governance Issues, which are discussed below, to provide for the annual appointment of a Lead Director. The Company believes the addition of the Lead Director position will further enhance the Company’s corporate governance practices and help facilitate the functioning of the Board independently from Company management. The Lead Director will be appointed each year by the independent Directors to serve as a liaison between the Chairman of the Board and the independent Directors and will preside over Executive Sessions attended only by independent Directors. The Lead Director will also consult with the Chairman of the Board on meeting agendas, the format and adequacy of information the Directors receive and the effectiveness of the Board meeting process. The Lead Director may also speak on behalf of the Company from time to time as the Board may decide.
      In May 2005, Harold L. Adams was appointed as the Lead Director for 2005-2006. Mr. Adams has been a Director of the Company since 2002 and is the former Chairman, President and Chief Executive Officer of RTKL Associates Inc., an architectural and engineering firm.
Guidelines on Significant Corporate Governance Issues
      Your Board has adopted Guidelines on Significant Corporate Governance Issues to assure good business practices, transparency in financial reporting and the highest level of professional and personal conduct. These guidelines address current developments in the area of corporate governance, including developments in Federal securities law, developments related to the Sarbanes-Oxley Act of 2002 and changes in the NASDAQ listing standards. The guidelines also provide for the annual appointment of the Lead Director.
      You can access the Guidelines on Significant Corporate Governance Issues on the Company’s website at www.lincolnelectric.com/corporate/about/governance.asp.
Code of Corporate Conduct and Ethics
      Your Board also has adopted a Code of Corporate Conduct and Ethics to govern the Company’s Directors, officers and employees, including the principal executive officers and senior financial officers.
      The Company intends to satisfy the disclosure requirements of Item 10 of Form 8-K regarding an amendment to, or a waiver from, any provision of its Code of Corporate Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and relates to any element of the code of ethics definition as set forth in Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934 by posting such information on its website. You can access the Code of Corporate Conduct and Ethics, and any such amendments or waivers thereto, on the Company’s website at www.lincolnelectric.com/ corporate/ about/ governance.asp. There have been no waivers or amendments to the Code of Corporate Conduct and Ethics as of the date of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Greg D. Blankenship, the brother of George D. Blankenship, Senior Vice President, Global Engineering, is the sole stockholder and President of P&R Specialty, Inc., a supplier to the Company. During 2005, the Company purchased approximately $2.7 million worth of products from P&R Specialty in ordinary course of business transactions. George D. Blankenship has no ownership interest in or any involvement with P&R Specialty. The Company believes that the transactions with P&R Specialty were on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties.
DIRECTOR COMPENSATION
      General. Based upon the recommendations of the Nominating and Corporate Governance Committee, the Board of Directors determines Director compensation. An employee of the Company who also serves as a Director does not receive any additional compensation for serving as a Director or as a member or chair of a committee.
      2005 Director Compensation Package. The Nominating and Corporate Governance Committee periodically reviews the status of Board compensation in relation to other comparable companies and other factors it deems appropriate. During 2005, the Directors’ compensation package for non-employee Directors was based on the following principles:

•	a significant portion of Director compensation should be aligned with creating and sustaining shareholder value;

•	Directors should have equity interest in the Company; and

•	total compensation should be structured to attract and retain a diverse and truly superior Board of Directors.
      With the above principles in mind, the compensation package for 2005 was comprised of the following components:
Cash

•	an annual cash retainer of $30,000 for all Directors;

•	an annual cash retainer of $10,000 for the Lead Director;

•	an annual cash retainer of $5,000 for each Committee Chair;

•	Board meeting fees of $1,500 for each meeting attended; and

•	Committee meeting fees of $1,500 for each meeting attended
Stock

•	an annual award of options to purchase shares of Lincoln Common pursuant to the Stock Option Plan for Non-Employee Directors; for 2005, the Nominating and Corporate Governance Committee awarded options to purchase 3,500 shares of Lincoln Common under the Plan; and

•	an initial award of options to purchase 6,000 shares of Lincoln Common to Directors who become eligible by virtue of their election after December 31, 1999.

      The following table details the cash retainers and fees, as well as equity compensation in the form of stock options, received by our non-employee Directors during 2005.

			Chair	Meeting	Total Cash	Stock
Director	Retainer		Retainers	Fees	Compensation	Options (#)

Harold L. Adams	$40,000	(1)	$5,000	$27,000	$72,000	3,500

Ranko Cucuz	30,000		—	25,500	55,500	3,500

David H. Gunning	30,000		5,000	27,000	62,000	3,500

Robert J. Knoll	30,000		2,500 (2)	31,500	64,000	3,500

G. Russell Lincoln	30,000		—	27,000	57,000	3,500

Kathryn Jo Lincoln	30,000		—	31,500	61,500	3,500

Hellene S. Runtagh	30,000		5,000	34,500	69,500	3,500

George H. Walls, Jr.	30,000		—	31,500	61,500	3,500

(1)	Includes Lead Director retainer of $10,000.

(2)	Represents a pro rata portion of Committee Chair fees. Mr. Knoll was Chair of the Audit Committee for a portion of 2005 as the successor to Mr. Gunning.
     Other Arrangements. The Company reimburses all Directors for out-of-pocket expenses incurred in connection with attendance at Board meetings, or when traveling in connection with the performance of their services for the Company. With respect to the use of private aircraft, the Company will reimburse the Director for the cost of a first-class ticket (which amount is increased proportionately should other Directors travel on the same flight).
      Continuing Education. Directors are reimbursed up to $5,000 annually for continuing education expenses, in such amounts and on such programs and related expenses as each Director may elect.
      Changes in Director Compensation for 2006. During 2005, in light of the increased workload demands on our Directors and upon review of both existing as well as emerging trends in director compensation, the compensation of our Directors was increased for 2006 as follows:

•	an annual cash retainer of $40,000 for all Directors;

•	an annual cash retainer of $15,000 for the Lead Director;

•	an annual cash retainer of $10,000 for the Chairs of the Audit and the Compensation and Executive Development Committees and $5,000 for each other Committee Chair;

•	Board meeting fees of $3,000 for each meeting attended; and

•	Committee meeting fees of $1,500 for each meeting attended.
      During 2005, the Committee also determined that the Director compensation package should include other types of stock awards (such as restricted stock) in addition to, or in place of, stock options in order to provide Directors with an opportunity to obtain more of a proprietary interest in the Company and in light of the new non-employee Director stock ownership guidelines discussed below. Accordingly, the new 2006 Stock Plan for Non-Employee Directors was approved and adopted by the Board in March 2006, subject to approval by the shareholders at this year’s Annual Meeting (see Proposal 3 below). The new plan is intended to replace the current Stock Option Plan for Non-Employee Directors. For a complete discussion of the proposed new plan, see the discussion of Proposal 3 below.
      Stock Ownership Guidelines. In keeping with the philosophy that Directors’ interests should be aligned with creating and sustaining shareholder value and as part of its continued focus on best practices with respect to corporate governance, the Company introduced stock ownership guidelines for the non-employee Directors effective January 1, 2006. Guidelines were also introduced for officers, which are described below in the Compensation and Executive Development Committee Report on

Executive Compensation. Under these new guidelines, non-employee Directors are required to accumulate over time a certain number of shares of Lincoln Common equal in value to at least three times the Board’s 2006 annual cash retainer of $40,000 (or $120,000). Non-employee Directors have five years to satisfy the stock ownership guidelines, which can be satisfied by holding either (1) shares aggregating the specified dollar amount, or (2) 3,025 shares, which amount is the equivalent to three times the annual retainer in effect on January 1, 2006 ($120,000) divided by the closing price of a share of Lincoln Common on December 30, 2005 ($39.66). Restricted stock awards, if awarded, will count towards the stock ownership guidelines; shares of Lincoln Common underlying stock options and shares held in another person’s name (including a relative) will not.
      Stock Option Plan for Non-Employee Directors. Approved by shareholders in May 2000, the Plan provides for the annual and initial grants of options to purchase shares of Lincoln Common as outlined above.
      Under the Plan, the option price may not be less than the per share fair market value of Lincoln Common on the date of grant. An option becomes exercisable after the optionee has continuously served as a Director for one year from the date of grant. Once the optionee has vested in his or her options, the option may be exercised in whole or in part with respect to 100% of the underlying shares of Lincoln Common. Options granted under the Plan have a 10-year term.
      In accordance with the terms of the Plan, on November 30, 2005, each of the current non-employee Directors received an option to purchase 3,500 shares of Lincoln Common at an exercise price of $39.93 per share.
      As mentioned above, a new 2006 Stock Plan for Non-Employee Directors is proposed for approval at this year’s Annual Meeting, which plan is intended to supersede the Stock Option Plan for Non-Employee Directors. The new plan provides for awards of stock options and other types of awards, including restricted stock, and is discussed in more detail below.
      Non-Employee Directors’ Deferred Compensation Plan. Adopted in 1995, this Plan allows the non-employee Directors to defer payment of all or a portion of their annual cash compensation. This Plan allows each participating non-employee Director to:

•	elect to defer a specified dollar amount or a percentage of his or her cash compensation;

•	have the deferred amount credited to the Director’s account and deemed invested in one or more of the options available under the Plan; and

•	elect to begin payment of the deferred amounts as of the earlier of termination of services as a Director, death or a date not less than two years after the fees are initially deferred.
      On November 30, 2005, the Company amended the Plan to reinstate future benefit accruals under the Plan effective as of January 1, 2006. The Plan previously had been frozen with respect to benefit accruals for the period after December 31, 2004 in response to the adoption of the American Jobs Creation Act of 2004, which significantly changed the Federal tax law applicable to amounts deferred under the Plan after that date. All benefit accruals vested prior to January 1, 2005 qualify for “grandfathered” status and continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A of the U.S. Internal Revenue Code. Accordingly, there were no deferrals under the Plan for 2005.
      Directors’ Charitable Award Program. This Program was terminated in 2003, other than for Directors already vested. Upon the death of a vested non-employee Director, the Company will donate an aggregate of $500,000 (in 10 annual installments) to one or more charitable organizations recommended by the vested Director and approved by the Company. This Program is funded through insurance policies on the lives of the vested Directors.
      In 2005, the Company paid $251,000 in premiums on current insurance policies.

      All charitable deductions and the cash surrender value of the policies accrue solely to the Company; the vested Directors derive no financial benefit. The current non-employee Directors who are already vested in the Program are David H. Gunning, G. Russell Lincoln and Kathryn Jo Lincoln.

MANAGEMENT OWNERSHIP OF SHARES
      The following table sets forth certain information regarding ownership of Lincoln Common as of February 28, 2006 by each of the Directors, each of the Company’s Executive Officers named in the “Summary Compensation Table” on page 29 and all Directors and Executive Officers as a group. Except as otherwise indicated, voting and investment power with respect to shares reported in this table are not shared with others.

BENEFICIAL OWNERSHIP TABLE

	Number of Shares	Percent
	of Lincoln Common	of
Directors	Beneficially Owned (1)	Class

Harold L. Adams	14,000(2)	*
Ranko Cucuz	14,000(3)	*
David H. Gunning	13,485(4)	*
Robert J. Knoll	10,000(5)	*
G. Russell Lincoln	231,597(6)	*
Kathryn Jo Lincoln	531,105(7)	1.26%
Hellene S. Runtagh	16,000(8)	*
George H. Walls, Jr.	10,000(9)	*

Named Executive Officers

John M. Stropki, Jr.	351,009(10)	*
Vincent K. Petrella	30,849(11)
Frederick G. Stueber	36,401(12)	*
James E. Schilling	10,706(13)	*
George D. Blankenship	45,468(14)	*

All Directors and Executive Officers as a group (14 persons)	1,331,202(15)	3.11%

*	Indicates less than 1%

(1)	Reported in compliance with the beneficial ownership rules of the Securities and Exchange Commission, under which a person is deemed to be the beneficial owner of a security, for these purposes, if he or she has or shares voting power or investment power over the security or has the right to acquire the security within 60 days of February 28, 2006.

(2)	Includes 12,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2006.

(3)	Consists of 14,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2006.

(4)	Includes 10,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2006.

(5)	Includes 7,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2006.

(6)	Of the 231,597 shares reported, G. Russell Lincoln held of record 152,145 shares. An additional 514 shares were held of record by his spouse. The remaining 78,938 shares were held of record as follows: 6,159 shares by a trust for the benefit of his son, as to which Mr. Lincoln is a trustee; 35,279 shares by the Laura R. Heath Family Trust for which Mr. Lincoln serves as trustee; 27,500 shares by The G. Russell and Constance P. Lincoln Family Foundation for which Mr. Lincoln serves as a trustee; and 10,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2006. Mr. Lincoln disclaims beneficial ownership of the shares held by his spouse, the trust and the Foundation.

(7)	Of the 531,105 shares reported, 23,443 shares were held of record by a trust established by Ms. Lincoln, under which she has sole investment and voting power. The remaining 507,662 shares were held of record as follows: 501,662 shares were held of record by the Lincoln Foundation, Inc., of which Ms. Lincoln is the President, as to which shares Ms. Lincoln disclaims beneficial ownership; and 6,000 shares may be acquired upon the exercise of stock options within 60 days of February 28, 2006.

(8)	Includes 14,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2006.

(9)	Includes 8,000 shares that may be acquired upon the exercise of stock options within 60 days of February 28, 2006.

(10)	Of the 351,009 shares reported, Mr. Stropki held of record 40,251 shares, 11,480 shares of which are restricted shares, and 6,025 shares were held of record by a trust established by Mr. Stropki and his spouse, under which they share investment and voting power. Mr. Stropki has or had the right to acquire 304,733 shares upon the exercise of stock options within 60 days of February 28, 2006.

(11)	Of the 30,849 shares reported, Mr. Petrella held of record 7,050 shares, 3,330 shares of which are restricted shares, and has or had the right to acquire 23,799 shares upon the exercise of stock options within 60 days of February 28, 2006.

(12)	Of the 36,401 shares reported, Mr. Stueber held of record 8,000 shares, 3,000 shares of which are restricted shares, and has or had the right to acquire 28,401 shares upon the exercise of stock options within 60 days of February 28, 2006.

(13)	Of the 10,706 shares reported, Mr. Schilling held of record 4,040 shares, 1,040 shares of which are restricted shares, and has or had the right to acquire 6,666 shares upon the exercise of stock options within 60 days of February 28, 2006.

(14)	Of the 45,468 shares reported, Mr. Blankenship held of record 3,433 shares, 1,710 shares of which are restricted shares, and has or had the right to acquire 40,325 shares upon the exercise of stock options within 60 days of February 28, 2006.

(15)	Includes 496,924 shares which all Executive Officers and Directors, as a group, have or had the right to acquire upon the exercise of stock options within 60 days of February 28, 2006.
      In addition to the above management holdings, as of February 28, 2006, The Lincoln Electric Company Employee Savings Plan held 1,098,646 shares of Lincoln Common, or 2.60% of the shares of Lincoln Common outstanding.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, Executive Officers and beneficial owners of 10% or more of Lincoln Common to file reports of beneficial ownership and changes in beneficial ownership with respect to the securities of the Company with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during 2005 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2005, the Company believes that for the year 2005 all filing requirements were met on a timely basis.

OTHER OWNERSHIP OF SHARES
      Set forth below is information with respect to any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be an owner of more than 5% of the shares of Lincoln Common, other than the persons indicated in the “Beneficial Ownership Table” on page 20.

	No. of Shares and
	Nature of Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

David C. Lincoln	2,279,908 (1)	5.4%
1741 East Morten Avenue, Suite A Phoenix, Arizona 85020

Royce & Associates, LLC	5,213,857 (2)	12.4%
1414 Avenue of the Americas New York, New York 10019

(1)	Of the total amount reported by Mr. Lincoln, he has sole voting and dispositive power over 90,130 shares, which amount includes stock options for 4,000 shares exercisable within 60 days of December 31, 2005, and shared voting and dispositive powers over 2,189,778 shares. With respect to the shares over which Mr. Lincoln has sole voting and dispositive powers, he disclaims beneficial ownership of 86,130 shares held by two trusts of which he is the sole trustee. With respect to the shares over which Mr. Lincoln has shared voting and dispositive powers, he disclaims beneficial ownership of (a) 183,523 shares held by four trusts of which he is one of two trustees and (b) 501,622 shares held by the Lincoln Foundation, Inc. of which he is a Director. In his Schedule 13G filed with the Securities and Exchange Commission on January 25, 2006, Mr. Lincoln states that the shares of Lincoln Common reported in the filing were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

(2)	According to its Schedule 13G, most recently amended on January 30, 2006, Royce & Associates, LLC has sole voting and dispositive power over 5,213,857 shares. In its Schedule 13G filing, Royce states that the shares of Lincoln Common reported in the filing were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
      The Compensation and Executive Development Committee of the Board of Directors consists solely of non-employee Directors. Its primary charge is to determine and report to the Board on the compensation (or method of calculating it) for the Chairman, President and Chief Executive Officer and each other Executive Officer. In addition, the Committee establishes procedures and conducts succession planning for the Chief Executive Officer and other executive management positions, and reviews and makes recommendations to the Board concerning the Company’s employee stock, incentive compensation and employee benefit programs. The Chief Executive Officer recommends the compensation of the other Executive Officers, subject to Committee review and approval.
Executive Compensation Policy
Cash Compensation
      Our executive compensation policy is based on our long-standing commitment to incentive-based compensation for all employees, including officers. The employee cash bonus program exemplifies this commitment. For many years, The Lincoln Electric Company, the Company’s principal domestic subsidiary, has administered a discretionary employee bonus program featuring a cash distribution determined on the basis of a formula that takes into account company performance, as well as individual earnings and performance. Virtually all domestic full-time employees participate in the program. Generally, the Company’s foreign subsidiaries have also adopted formula-based cash bonus programs. The cost of the Company’s cash bonus programs, net of hospitalization costs but inclusive of payroll taxes, was $62.9 million in 2005, $46.5 million in 2004 and $26.2 million in 2003.
      The Committee’s approach to executive compensation is generally the same as the Company’s approach to employee compensation, with a strong belief in pay for performance. The base salaries of executives are set at approximately the 45th percentile of the Company’s peer group; i.e., base salaries are somewhat below market average. The Committee believes that, given base pay is set below market, annual cash bonus opportunities should be above average, with the 65th percentile of the Company’s peer group used as the target for total cash compensation (base and bonus). In evaluating compensation, the Committee uses a peer group consisting of manufacturers based in the United States, but with significant foreign operations, having revenues comparable to those of the Company.
      The Committee believes that payments of above-average bonuses should only be made where both the individual’s performance and that of his or her particular business unit warrant it. Therefore, target bonus amounts are established each year based on anticipated superior individual performance and achievement of applicable financial results. If either of these factors is not met, the percentage of target paid is reduced significantly, with the potential that no bonus will be paid. If either of these factors significantly exceeds expectations, the percentage paid can be above target, but with a maximum payout capped at 135% of target.
      A portion of the financial component is based on consolidated financial results while the remainder is attributable to regional/business unit financial results, depending upon the individual’s responsibilities. The financial targets for 2005 were based on achievement of earnings before interest, taxes and the cash bonus referred to above. The financial targets were set on the same basis for 2006. By tying a significant portion of the target to specific business unit results, it is possible for certain participants to receive a higher percentage of target than that of other participants where their business unit performance is better. This was the case in 2005, where the consolidated and certain business unit results were significantly above expectations. As a result, certain executives, including all of the named Executive Officers, received payouts that were above their target amounts. Cash bonuses paid to the named Executive Officers for 2005 were 31% above the amounts paid to the named Executive Officers for 2004, due to the above average financial performance mentioned above, and as a result of higher target awards given to Messrs. Stropki and Petrella who had broader roles than at the beginning of

2004. In total, bonuses for all executives in this program were 9% below the amounts paid to all participants for 2004, partially due to retirements from 2004. Excluding 2004 retirees, total bonuses for all participants were 12% above amounts paid to active participants for 2004 and were 17% above the target amounts set for 2005, again primarily due to superior financial performance.
Long-Term Incentives
      The Committee’s compensation philosophy, after taking into account lower than average base salaries and above average cash bonus opportunities, includes a third principle, which is that long-term incentive opportunities should be established that rank executives at the median of their peer group for long-term incentive programs. The Committee believes that long-term incentive compensation should be weighted toward equity rewards. Therefore, stock-based compensation is awarded such that it accounts for approximately two-thirds of an executive’s long-term incentive compensation.
      In the past, stock-based compensation had been delivered almost exclusively through the grant of stock options to executives. The Company did grant tandem stock appreciation rights (SARs) to executives in 2003 and early 2004. However, in response to the American Jobs Creation Act of 2004 (the “Act”), the Company determined that no further tandem SARs would be granted, and the Company modified its existing tandem SAR program to eliminate the cash settlement feature and to cancel (with agreement from participants) all unvested tandem SARS. The cancellation of the unvested tandem SARs did not affect the underlying stock options granted to the executives in 2003 or 2004.
      After a detailed review of long-term incentive programs and trends, the Company determined that its stock-based compensation component for officers would be split evenly between stock options and restricted stock. Therefore, beginning with the 2005 award, officers were granted stock options which accounted for approximately one-third of the value of their long-term incentive compensation and they were granted shares of restricted stock, which accounted for another one-third of their long-term incentive compensation — the final one-third value was reserved for the cash long-term incentive plan described below.
      The restricted stock awarded to officers has a vesting term of five years. Vesting may be accelerated to just over three years if the cash long-term incentive plan financial targets (described below) are satisfied. Until vested, the restricted stock earns dividends and officers are entitled to vote those shares. However, dividends are held in suspense until vesting occurs, at which time such dividends are paid in shares of Lincoln Common.
      Stock options awarded to officers have a rateable vesting period of three years, with accelerated vesting upon retirement or change of control. Stock options are valued and then awarded using the Black-Scholes valuation method, and the option price may not be less than the per share fair market value of Lincoln Common on the date of grant.
      In keeping with the Committee’s belief that equity awards are a valuable compensation tool, the Committee extends the stock option portion of the long-term incentive program to senior managers and also makes available certain one-time option grants to significant contributors, regardless of their position within the Company. Unlike executive options, options under the one-time option grants vest after one year.
      A cash long-term performance plan was also introduced in 1997 for executive officers. Under this program, which accounts for one-third of executives’ long-term incentive opportunities, targets are set at the beginning of a three-year performance cycle. Payouts are based on growth in net income during that period against pre-established thresholds. Payouts were achieved in 2005, based on average annual growth during the 2003 to 2005 cycle. Payments were made at the maximum 140% of targets for 18 executives due to growth during that period that was above expectations. This is only the third time a payment has been made under this plan.
      The Company approved certain changes to the cash long-term incentive plan, beginning with the 2005 to 2007 performance cycle. Although awards are still based on growth in net income over a three-

year period, performance is now measured over the entire period (instead of on a year-by-year basis). The financial threshold for payment, which is approved by the Committee, is determined based on internal as well as external and macro-economic factors. As in the past, the Committee has discretion to modify payments to any participant.
      During its 2005 review of long-term incentive programs and trends, the Committee determined that the Company’s program should provide for greater flexibility, and in a way that continues to strengthen our commitment to incentive-based compensation tied to value creation for shareholders. Accordingly, the new 2006 Equity and Performance Incentive Plan (the “2006 EPI Plan”) was approved and adopted by the Board in March 2006, subject to shareholder approval at this year’s Annual Meeting (see Proposal 2 below). The new plan is intended to replace the current 1998 Stock Plan and provides for awards of stock options, SARs, restricted shares, restricted stock units, performance shares and performance units. For a complete discussion of the proposed new plan, see the discussion of Proposal 2 below.
Stock Ownership Guidelines
      As with the Directors, in keeping with its philosophy that officers should maintain an equity interest in the Company and based on its view that such ownership is a component of good corporate governance, the Company adopted stock ownership guidelines for officers effective January 1, 2006. Under the guidelines, officers of the Company are required to own and hold a certain number of shares of Lincoln Common, currently at the levels set forth in the table below:

Executive Group	Ownership Guideline

CEO	3 times base salary
Management Committee Members*	1 times base salary
Other Officers	1/2 times base salary

*	Includes Messrs. Petrella, Stueber, Schilling and Blankenship and other officers of the Company.
Officers have five years to satisfy the stock ownership guidelines, which can be satisfied by holding either (1) shares aggregating the dollar amount specified above, or (2) that number of shares needed to satisfy the ownership guidelines tied to the base salaries in effect on January 1, 2006 divided by the closing price of a share of Lincoln Common on December 30, 2005 ($39.66). The Committee reserves the right to modify these guidelines in the future. Restricted stock awards will count towards the stock ownership guidelines; shares of Lincoln Common underlying stock options and shares held in another person’s name (including a relative) will not.
CEO Compensation
      On June 3, 2004, Mr. Stropki was elected as President and Chief Executive Officer of the Company. The Committee takes the approach that a person’s compensation will be brought up to levels commensurate with a new position over time, not all at once. Therefore, during 2005, Mr. Stropki’s compensation reflected a greater move toward the market levels for CEO compensation. Mr. Stropki’s compensation for 2005 reflects the Committee’s three-part compensation philosophy, emphasizing incentives and performance and includes:

•	base compensation for Mr. Stropki of $660,000, which is 30% above his base compensation for 2004 but is below the 45th percentile of his peer group;

•	cash bonus of $991,500 for Mr. Stropki, based on superior individual performance and consolidated financial results, which is 54% above the amount paid to him in 2004 (primarily due to a higher 2005 target) and is 32% above his target award, which places his 2005 cash compensation at the 65th percentile of his peer group;

•	a stock option grant of 49,600 shares and a restricted stock award of 11,480 shares for long-term incentive compensation for Mr. Stropki, placing him at what the Committee believes is just below the median of his current peer group for those portions of the long-term incentive program; and

•	a cash long-term performance plan payout of $224,000 for Mr. Stropki for the 2003 to 2005 performance cycle, placing him significantly below the median of his current peer group for overall long-term incentive compensation, primarily due to the fact that this cash plan target was set before Mr. Stropki became CEO.
Other Executive Officers
      The base salaries of Messrs. Petrella, Stueber, Schilling and Blankenship were established according to the principles discussed above. A total of $1,015,000 was paid to them as base pay in 2005 (placing them, in aggregate, just below the peer group 45th percentile). A total of $950,950 was paid to them for 2005 bonuses, which was, in aggregate, 14% above the amount paid to them for 2004, was 31% above target for 2005, and placed them above the peer group 65th percentile due to superior financial and individual performance. Aggregate option grants of 39,300 shares and 9,080 shares of restricted stock were awarded to these executives in 2005 under the Company’s 1998 Stock Plan, and a total of $323,400 was paid to them for 2005 under the cash long-term performance plan, placing them just below the median of their current peer group for long-term incentive compensation, primarily due to the fact that the cash plan targets were set before some of these individuals took on their current roles.
1993 Tax Act
      The Committee’s general philosophy is to qualify future compensation for tax deductibility under Section 162(m) of the Internal Revenue Code, wherever appropriate, recognizing that, under certain circumstances, the limitations may be exceeded. Compensation paid by the Company to the named Executive Officers during 2005 was tax deductible for Federal income tax purposes, except with respect to a portion of the compensation paid to Mr. Stropki. The Committee intends to preserve the deductibility of compensation and benefits to the extent practicable and to the extent consistent with its other compensation objectives.
By the Compensation and Executive Development Committee:

Hellene S. Runtagh, Chair Harold L. Adams	Ranko Cucuz G. Russell Lincoln

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      During 2005, none of the Compensation and Executive Development Committee members were employees of the Company or any of its subsidiaries, and there were no reportable business relationships between the Company and the Committee members. None of the Company’s Executive Officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Committee. In addition, none of the Company’s Executive Officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors.

STOCK PERFORMANCE GRAPH
      The following line graph compares the yearly percentage change in the cumulative total shareholder return on Lincoln Common against the cumulative total return of the S&P Composite 500 Stock Index and The Russell 2000 Stock Index for the five-year calendar period commencing January 1, 2001 and ending December 31, 2005. This graph assumes that $100 was invested on December 31, 2000 in each of Lincoln Common, the S&P 500 companies and The Russell 2000 Stock Index. A compatible peer-group index for the welding industry, in general, was not readily available because the industry is comprised of a relatively small number of competitors, many of whom either are based overseas and/or are privately held and not actively traded in the United States. The Russell 2000, published by the Frank Russell Company, represents a developed index based on a concentration of companies having relatively small market capitalization, similar to that of the Company.

	2000	2001	2002	2003	2004	2005

Lincoln	100	132	124	139	198	232

S&P 500	100	88	69	88	98	103

Russell 2000	100	103	82	120	142	148

SUMMARY COMPENSATION TABLE
      The following table provides information on the compensation for the last three calendar years for John M. Stropki, Jr., the Company’s Chief Executive Officer, and the four next highest paid Executive Officers.

		Annual Compensation			Long-Term Compensation

					Awards	Payouts

					Restricted	Securities
					Stock	Underlying	LTIP
Name and				Other Annual	Awards	Options/	Payouts	All Other
Principal Position	Year	Salary	Bonus	Compensation	(1)	SARs	(2)	Compensation

John M. Stropki, Jr.(3)	2005	$660,000	$991,500	—	$468,499	49,600	$224,000	—
Chairman, President	2004	506,250	644,583	—	—	120,000	158,620	—
and Chief Executive	2003	320,000	211,875	—	—	50,000	—	—
Officer

Vincent K. Petrella(4)	2005	$285,000	$279,930	—	$135,897	14,400	$43,400	—
Senior Vice President,	2004	206,644	185,000	—	—	25,000	20,394	—
Chief Financial Officer	2003	—	—	—	—	—	—	—
and Treasurer

Frederick G. Stueber	2005	$275,000	$284,230	—	$122,430	13,000	$116,200	—
Senior Vice President,	2004	260,000	279,500	—	—	25,000	96,305	—
General Counsel and	2003	260,000	141,200	—	—	25,000	—	—
Secretary

James E. Schilling	2005	$230,000	$208,320	—	$42,442	4,500	$107,800	—
Senior Vice President,	2004	225,000	208,000	—	—	20,000	79,310	—
Corporate Development	2003	225,000	135,000	—	—	20,000	—	—

George D. Blankenship	2005	$225,000	$178,470	—	$69,785	7,400	$56,000	—
Senior Vice President,	2004	200,000	162,500	—	—	15,000	45,320	—
Global Engineering	2003	195,000	77,520	—	—	12,000	—	—

(1)	The amounts shown in this column represent the dollar value of restricted stock grants during the past three fiscal years. All grants of restricted stock were made under the Company’s 1998 Stock Plan.

On November 30, 2005, Mr. Stropki received a grant of 11,480 shares of restricted stock, Mr. Petrella received a grant of 3,330 shares of restricted stock, Mr. Stueber received a grant of 3,000 shares of restricted stock, Mr. Schilling received a grant of 1,040 shares of restricted stock and Mr. Blankenship received a grant of 1,710 shares of restricted stock. The dollar values shown are based on the closing price of a share of Lincoln Common on November 30, 2005 ($40.81). The restricted stock vests upon the earlier of (1) the recipient remaining in continuous employment for five years (to November 30, 2010), or (2) a determination by the Compensation and Executive Development Committee of the Board that the financial targets for the Company’s 2006-2008 cash long-term incentive plan are met (3 years). Any cash dividends on the restricted stock are sequestered by the Company until the shares are nonforfeitable, at which time such dividends are paid in shares of Lincoln Common.

The following details the aggregate share amount and the dollar value based on the closing price of a share of Lincoln Common on December 30, 2005 ($39.66) of the restricted stock held by the CEO and the next four highest paid Executive Officers:

	Number of Shares	Value

John M. Stropki, Jr.	11,480	$455,297
Vincent K. Petrella	3,330	132,068
Frederick G. Stueber	3,000	118,980
James E. Schilling	1,040	41,246
George D. Blankenship	1,710	67,819

(2)	Amounts for 2005 and 2004 represent cash payouts earned for the periods 2003 to 2005 and 2002 to 2004, respectively, pursuant to the Company’s cash long-term incentive plan, which payments were based on average annual net income growth over those three-year periods.

(3)	Mr. Stropki was elected Chairman, President and Chief Executive Officer during 2004. Mr. Stropki served as Executive Vice President during 2002 and 2003, and as Chief Operating Officer for a portion of 2003 and the beginning of 2004.

(4)	Mr. Petrella was Corporate Controller of The Lincoln Electric Company during 2003. As Mr. Petrella was not an Executive Officer for 2003, no compensation information for that year has been provided.

STOCK OPTION/ SAR GRANTS IN 2005
      The following table provides information relating to stock options awarded in 2005 to our named Executive Officers. No SARs were awarded to the named Executive Officers during 2005.

		Percent of
	Number of	Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or Base		Grant Date
	Options/SARs	Employees in	Price	Expiration	Present
Name	Granted (1)	Fiscal Year	($/Sh.)	Date	Value (2)

John M. Stropki, Jr.	49,600	14.1%	$39.93	11/30/15	$474,672
Vincent K. Petrella	14,400	4.1%	$39.93	11/30/15	137,808
Frederick G. Stueber	13,000	3.7%	$39.93	11/30/15	124,410
James E. Schilling	4,500	1.3%	$39.93	11/30/15	43,065
George D. Blankenship	7,400	2.1%	$39.93	11/30/15	70,818

(1)	Options were granted pursuant to the Company’s 1998 Stock Plan. The options were granted at the fair market value of Lincoln Common on the date of grant, have 10-year terms and become exercisable in equal annual increments over a three-year period. Vesting of the options is accelerated by the occurrence of a change in control (see “Other Compensation Arrangements”).

(2)	The Grant Date Present Value was calculated using the Black-Scholes option pricing model. The model assumes (i) volatility calculated using the trading information for Lincoln Common during the four and one-half year period ended November 29, 2005 (25.75% for Lincoln Common); (ii) a risk-free rate of return based on the 5-year treasury bond rate at November 29, 2005 (4.4%); and (iii) a dividend yield for Lincoln Common of 1.90%. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of Lincoln Common relative to the exercise price per share of the stock option at the time of exercise. There is no assurance that the hypothetical Grant Date Present Values of the stock options reflected in this table will actually be realized.

STOCK OPTION EXERCISES IN 2005 AND YEAR-END OPTION/ SAR VALUES
      The following table provides information relating to exercisable and unexercisable stock options/SARs at December 31, 2005 for our named Executive Officers. The value of unexercised stock options/SARs is based on the difference between the exercise price of the options/SARs and the closing price of Lincoln Common on December 30, 2005, which was $39.66. No SARs were awarded to the named Executive Officers during 2005.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARS at Fiscal Year		In-the-Money Options/SARs
			End		at Fiscal Year End
	Number of
	Shares
	Acquired
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John M. Stropki, Jr.	24,000	$534,324	304,733	146,267	$5,430,388	$671,672
Vincent K. Petrella	—	—	23,799	34,401	282,865	123,045
Frederick G. Stueber	30,798	380,994	28,401	38,001	355,070	201,845
James E. Schilling	24,698	245,642	20,851	24,501	255,061	161,475
George D. Blankenship	22,000	343,900	40,325	21,400	616,275	105,340

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR
      The following table provides information relating to awards made to the named Executive Officers during 2005 under the Company’s cash long-term incentive plan.

			Estimated Future Payouts Under
			Non-Stock Price-Based Plans (1)
	Number of	Performance
	Shares, Units	or Other
	or Other	Period Until
	Rights	Maturation or
Name	($)	Payout	Threshold	Target	Maximum

John M. Stropki, Jr.	$459,000	2006 to 2008	$0	$459,000	$642,000
Vincent K. Petrella	133,000	2006 to 2008	0	133,000	186,200
Frederick G. Stueber	120,000	2006 to 2008	0	120,000	168,000
James E. Schilling	83,000	2006 to 2008	0	83,000	99,600
George D. Blankenship	68,000	2006 to 2008	0	68,000	95,200

(1)	Represents a range of possible cash payouts earned for the period 2006 to 2008 pursuant to the Company’s cash long-term incentive plan, which payments are based on income growth over a three-year cycle.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information regarding outstanding options and shares reserved for issuance under the Company’s equity compensation plans as of December 31, 2005:

Number of Securities
Remaining Available
for Future Issuance
Under Equity
	Number of Securities		Compensation Plans
	to be Issued Upon	Weighted-average	Excluding
	Exercise of	Exercise Price of	Securities Reflected
Plan Category	Outstanding Options	Outstanding Options	in Column (a)) (1)

Equity compensation plans approved by security holders	2,071,325	$28.54	1,048,694
Equity compensation plans not approved by security holders	—	—	—

Total	2,071,325	$28.54	1,048,694

(1)	Represents 1,048,694 shares available for issuance under the 1998 Stock Plan and the Stock Option Plan for Non-Employee Directors, under which no further awards will be made if the proposals to approve the 2006 Equity and Performance Incentive Plan (Proposal 2) and the 2006 Stock Plan for Non-Employee Directors (Proposal 3) are approved. The 2006 Equity and
Performance Incentive Plan authorizes the issuance of up to 3,000,000 shares and the 2006 Stock Plan for Non-Employee Directors authorizes the issuance of up to 300,000 shares, resulting in a net increase of 2,251,306 shares available for future issuance if the two new plans are approved.

PENSION BENEFITS
      We provide pension benefits for our Executive Officers under two defined benefit programs: the Supplemental Executive Retirement Plan (the “SERP”), which became effective January 1, 1994; and The Lincoln Electric Company Retirement Annuity Program (the “Retirement Annuity Program”), which has been in effect since 1936 and applies to all eligible employees. Effective January 1, 2006, new employees will not be eligible to participate in the Retirement Annuity Program as discussed below.
      We also provide two defined contribution benefits for our Executive Officers: a supplemental deferred compensation plan and a qualified 401(k) savings plan, the latter of which was established in 1994 and applies to all eligible employees. As a result of the adoption of the American Jobs Creation Act of 2004 (the “Act”), supplemental deferred compensation is provided through two separate plans. The 2005 Deferred Compensation Plan for Executives (the “New Deferred Compensation Plan”) was adopted on December 30, 2004 to replace the Company’s old supplemental deferred compensation plan. The Deferred Compensation Plan for Executives (the “Old Deferred Compensation Plan”), which was originally adopted in 1994, was frozen with respect to future deferrals effective December 31, 2004 in response to the adoption of the Act. The New Deferred Compensation Plan is intended to be a “top-hat” plan that complies with new Internal Revenue Code Section 409A created by the Act (“Section 409A”).
      On December 30, 2005, the Company amended the Old Deferred Compensation Plan to provide that all benefit accruals shall comply with Section 409A. On December 22, 2005, the Board authorized the termination of the Old Deferred Compensation Plan as to the accounts for those participants who consented to such termination. Six of the participants consented to the termination and received cash distributions on December 29, 2005. One of the six was Vincent K. Petrella, a named Executive Officer. Mr. Petrella received a distribution of $305,365 on December 29, 2005. Twenty-five other participants consented to the amendment of the plan in lieu of termination and cash distribution, including the other named Executive Officers. Accordingly, their accounts will continue to be held in the plan subject to Section 409A.
      Participation in the SERP and the New Deferred Compensation Plan is limited to individuals approved by the Compensation and Executive Development Committee (the “Compensation Committee”).
Supplemental Executive Retirement Plan
      The purpose of the SERP is, in part, to make up for limitations imposed by the Internal Revenue Code on payments of retirement benefits under the Company’s tax-qualified retirement plans, including the Retirement Annuity Program, and, primarily, to provide an aggregate competitive retirement benefit for SERP participants. The SERP was amended during 2004 in response to the adoption of the Act, which significantly changed the Federal tax law applicable to non-qualified deferred compensation plans after December 31, 2004. Under the amendment, effective December 31, 2004, further benefit accruals under the plan were temporarily frozen.
      On February 16, 2005, the SERP was further amended in response to temporary regulations issued by the Internal Revenue Service relating to the Act and to modify the benefit formula applicable to new participants in the SERP in light of emerging trends in executive compensation. Under the most recent amendment, effective January 1, 2005: (i) all benefit accruals under the SERP were unfrozen, (ii) all benefit accruals vested prior to January 1, 2005 were “grandfathered” and continue to be governed by the law applicable to non-qualified deferred compensation prior to the adoption of the Act, (iii) all benefit accruals that were not so “grandfathered” will be administered so as to qualify under new Section 409A, and (iv) a two-tier benefit structure was established.
      Under the new two-tier benefit structure, all future participants designated as “Management Committee and Regional President Participants” will be entitled to a retirement benefit equal to 1.333% of such participant’s final average pay multiplied by his/her years of service, but not greater than 60% of the participant’s final average pay, less applicable offsets. All future participants designated as “Other Participants” will be entitled to a retirement benefit equal to 1.111% of such participant’s final average pay multiplied by his/her years of service, but not greater than 50% of the participant’s final average pay, less applicable offsets.
      The following table shows the estimated annual pension benefits provided under the SERP. These numbers include the employer-paid benefits under our qualified plans, which would be payable to employees in various compensation classifications upon retirement on December 31, 2005, at age 60 after the selected periods of service. The numbers also include, in certain cases, previous employer’s retirement benefits. Mr. Schilling’s benefit would be approximately 75% of the noted benefits on the table based on his SERP arrangement.

	Years of Service
Average
Compensation	25 Years	30 Years	35 Years	40 Years	45 Years

$300,000	$85,887	$107,562	$129,237	$150,912	$172,512

600,000	194,262	237,612	280,962	324,312	367,512

900,000	302,637	367,662	432,687	497,712	562,512

1,200,000	411,012	497,712	584,412	671,112	757,512

1,500,000	519,387	627,762	736,137	844,512	952,512

1,800,000	627,762	757,812	887,862	1,017,912	1,147,512

2,100,000	736,137	887,862	1,039,587	1,191,312	1,342,512

2,400,000	844,512	1,017,912	1,191,312	1,364,712	1,537,512
      Generally, benefits under the SERP for current participants, including each named Executive Officer are based upon 1.445% of the average annual compensation for the three highest years in the seven-year period preceding retirement multiplied by the covered employee’s years of service (including service with certain previous employers), except that the maximum benefit may not exceed 65% (50% for Mr. Schilling) of the average annual compensation for the three highest years used in the calculation, and service after age 65 is not included. The benefits payable under the SERP are reduced by the maximum Social Security benefit payable in the year of retirement, and the table reflects such reduction. The amounts reflected in the table will also be reduced by the single life benefit payable under the Retirement Annuity Program, the lifetime benefit equivalence of any account balance attributable to employer matching contributions, ESOP contributions and/or Financial Security Program contributions under the 401(k) Plan, and other employer-paid qualified plan benefits paid by previous employers (but only if prior years of service are awarded under the SERP for service with that previous employer). Benefits under the SERP are also reduced if the covered employee has participated in the SERP for fewer than eight years at the time of retirement. Unless a different factor is set by the Compensation Committee, participants are credited with only 20% of the net amount of the benefit otherwise payable under the SERP when they first become participants, and in each of the next eight years an additional 10% of the net amount of the benefit will become payable upon retirement. Messrs. Stropki and Stueber have 100% participation factors while Mr. Schilling has a 89% participation factor, and Messrs. Petrella and Blankenship have 60% participation factors as of December 31, 2005. Certain terms of the SERP may be modified as to individual participants, upon action by the Compensation Committee.
      The compensation covered by the SERP is the same as shown in the salary and bonus columns of the “Summary Compensation Table” on page 29. Credited service for SERP purposes for Messrs. Stropki, Petrella, Stueber, Schilling and Blankenship is 33, 10, 32, 45 and 21 years, respectively.

Retirement Annuity Program
      Under the Retirement Annuity Program, each employee accumulates 2.5% of each year’s base compensation (limited to $210,000 for compensation earned during the period November 1, 2005 through October 31, 2006 and $220,000 thereafter) in the form of an annuity payable at normal retirement age (age 60 or five years of employment, if later). In addition to the 2.5% accumulation each year, the Company has granted, on a number of occasions, additional past service benefits. The Program also provides accumulated benefits to eligible spouses of deceased employees or former employees. Benefits under the program are in addition to those payable under Social Security.
      In 2006, the Retirement Annuity Program is being modified to provide a one-time choice to current employees (those hired before January 1, 2006), between maintaining the current program or opting into an alternative program in which the prospective annual earned annuity in the Retirement Annuity Program is reduced to 1.25% of each year’s base compensation and the employee is entitled to an enhanced Company contribution in the qualified 401(k) savings plan, based on service. All employees hired after January 1, 2006 will be entitled only to the enhanced defined contribution program.
      The anticipated retirement benefits under the Retirement Annuity Program for the named Executive Officers are as follows, assuming they continue to participate in the existing program and do not opt for the alternative program outlined above:

	Annual Retirement
Name	Annuity Program Benefits

John M. Stropki, Jr.	$99,589	(1)
Vincent K. Petrella	116,531	(1)
Frederick G. Stueber	86,250	(1)
James E. Schilling	32,719	(2)
George D. Blankenship	138,854	(1)

(1)	Messrs. Stropki, Petrella, Stueber and Blankenship are currently under normal retirement age. The amounts shown represent those anticipated at normal retirement age, assuming that current compensation continues unchanged to that date and that the benefits are payable on a single life basis.

(2)	Mr. Schilling is currently not receiving benefits but is beyond normal retirement age. The amount shown represents the benefit available on December 31, 2005 payable on a single life basis.
OTHER COMPENSATION ARRANGEMENTS
      Mr. Stropki was elected President and Chief Executive Officer of the Company effective June 3, 2004. In connection with his election, the Company and Mr. Stropki entered into a letter agreement modifying the terms of his retirement benefits. Under the terms of the letter agreement, Mr. Stropki will continue to participate in the SERP under the same terms and conditions that existed prior to his appointment as Chief Executive Officer, except that his annual benefit limit under the SERP was increased from the standard $300,000 to $500,000.
      Mr. Stueber entered into an employment agreement in February 1995, which was modified in May 1998. The agreement grants credited service as of such date for purposes of the SERP of 22 years as of his date of hire, assuming a normal retirement age of 60 and service of 45 years at age 65.
      The Compensation Committee granted Mr. Schilling participation in the SERP, effective February 1, 1999. That action awarded Mr. Schilling 43 3/4  years of service but provided that his target benefit would be 50% of final average pay (instead of the normal 65%) and provided that his benefits would not vest until he reached age 66.

      In addition to the foregoing arrangements, the Company entered into agreements in 1998 with certain officers, including Messrs. Stropki and Stueber, designed generally to assure continued management in the event of a change in control of the Company. The agreements with Messrs. Stropki and Stueber were further modified in March 2000. These arrangements are operative only if a change in control occurs and payments are only made if the executive’s employment is terminated. The agreements provide that following a change in control, a three-year severance period commences. If the Company were to terminate a covered officer’s employment for reasons relating to changed circumstances, then the amounts and benefits the officer would be entitled to receive include (i) a lump-sum payment equal to the amount of base and incentive pay that would have been paid to the officer for the greater of one year or the remainder of the severance period; (ii) long-term incentive awards granted prior to the change in control; (iii) continuation of medical insurance, life insurance, and other welfare benefits for the greater of one year or the remainder of the severance period, subject to reduction for comparable welfare benefits received in any subsequent employment; and (iv) enhanced service credit and age under the SERP of three years and immediate vesting under the SERP. The officer would be entitled to receive an additional payment, net of taxes, to compensate for the excise tax imposed on these and other payments if they are determined to be excess parachute payments under the Internal Revenue Code. Payments under these agreements would be in lieu of any other rights to severance pay under other agreements.

APPROVAL OF 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN
Proposal No. 2
General
      In March 2006, your Board of Directors approved and adopted the 2006 Equity and Performance Incentive Plan (the “2006 EPI Plan”), subject to shareholder approval at the 2006 Annual Meeting of Shareholders. The 2006 EPI Plan will replace the Company’s 1998 Stock Plan. If the 2006 EPI Plan is approved by shareholders, no further awards will be made under the 1998 Stock Plan. Your Board of Directors believes that the 2006 EPI Plan gives more flexibility to continue our stock incentive compensation program which has been of significant benefit to us. The program also strengthens our commitment to incentive-based compensation tied to value creation for shareholders and is consistent with our compensation philosophy. The 2006 EPI Plan does not replace the Company cash long-term incentive plan, which the Company has used for cash performance awards for 2005 and intends to continue to use in the future.
      The complete text of the 2006 EPI Plan is attached to this Proxy Statement as Appendix B. The following is a summary of the key terms of the 2006 EPI Plan, which is qualified in its entirety by reference to the text of the 2006 EPI Plan.
Summary Description of the 2006 EPI Plan
      General. Under the 2006 EPI Plan, the Board or its Compensation and Executive Development Committee (the “Compensation Committee”) is authorized to make the following types of awards:

•	options to purchase shares of Lincoln Common (“Option Rights”);

•	awards of free-standing or tandem appreciation rights (“SARs”);

•	restricted shares (“Restricted Shares”);

•	restricted stock units (“Restricted Stock Units”);

•	performance shares (“Performance Shares”); and

•	performance units (“Performance Units”).
      The Board intends to delegate to the Compensation Committee (consisting of only independent directors) administration of the 2006 EPI Plan if it is approved by the shareholders. Pursuant to such delegation, the Compensation Committee will have all of the powers and authority of the Board as described herein.
      Shares Available. Subject to the adjustments provided in the 2006 EPI Plan (as described below under “Adjustments”), a total of 3,000,000 shares of Lincoln Common may be issued or transferred:

•	upon the exercise of Option Rights or SARs;

•	as Restricted Shares and released from substantial risk of forfeiture;

•	in payment of Restricted Stock Units;

•	in payment of Performance Shares or Performance Units that have been earned; and

•	in payment of dividend equivalents, paid with respect to awards under the 2006 EPI Plan.
      These shares may be of original issuance or treasury shares or a combination of both.
      No Liberal Recycling. Shares covered by an award granted under the 2006 EPI Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Upon payment in cash of the benefit provided by any award granted under the 2006 EPI Plan, any shares that were covered by that award will be available for issue or transfer thereunder. The following shares will not be added back to the aggregate plan limit: (a) shares tendered in payment of the exercise price of an

Option Right; (b) shares withheld by the Company to satisfy the tax withholding obligation; and (c) shares that are repurchased by the Company with Option Right proceeds. Further, all shares covered by an SAR, to the extent that it is exercised and settled in shares, whether or not all shares covered by the award are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the 2006 EPI Plan.
      Special Limits. The 2006 EPI Plan provides for the following specific limits:

•	The aggregate number of shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options may not exceed 2,000,000 shares.

•	The aggregate number of shares issued with respect to Restricted Shares (and released from substantial risk of forfeiture), Restricted Stock Units, Performance Shares or Performance Units may not exceed 1,000,000 shares.

•	No individual participant will be granted Option Rights or SARs, in the aggregate, for more than 500,000 shares of Lincoln Common during any calendar year.

•	No individual participant will be granted Restricted Shares or Restricted Stock Units that specify Management Objectives or Performance Shares, in the aggregate, for more than 250,000 shares during any calendar year.

•	In no event will any individual participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective dates of grant in excess of $1,500,000.
      Eligibility. Officers (including officers who are members of the Board), other employees and consultants of the Company or any of its subsidiaries are eligible to receive awards under the 2006 EPI Plan. Outside the United States, any person who provides services to the Company or a subsidiary that are equivalent to those typically provided by an employee is also eligible.
      Option Rights. Option Rights entitle the optionee to purchase shares of Lincoln Common at a predetermined price per share (which may not be less than the fair market value of Lincoln Common at the date of grant). The closing price of a share of Lincoln Common on the NASDAQ National Market on March 17, 2006 was $52.96 per share. Option Rights granted under the 2006 EPI Plan may be:

•	options that are intended to qualify under particular provisions of the Internal Revenue Code (Incentive Stock Options),

•	options that are not intended to qualify under the Internal Revenue Code (Nonqualified Stock Options), or

•	a combination of the two.
      Each grant will specify the number of shares of Lincoln Common to which it pertains. Each grant will also specify whether the exercise price will be payable:

•	in cash;

•	by the transfer to the Company of shares of Lincoln Common previously owned by the optionee, having a value at the time of exercise equal to the total option price;

•	by a combination of those payment methods; or

•	by such other method as may be approved by the Board.
To the extent permitted by law, grants may provide for the deferred payment of the exercise price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Lincoln Common to which such exercise relates.
      No Option Rights may be exercisable more than ten years from the date of grant. Each grant will specify the period or periods of continuous service by the optionee with the Company or any of its subsidiaries that is necessary before the award or installments thereof become exercisable. A grant of Option Rights may provide for the earlier vesting of such Option Rights in the event of retirement, death or disability of the participant or a change of control of the Company. Successive grants may be made to the same optionee whether or not Option Rights previously granted to such optionee remain unexercised.
      Any grant of Option Rights may specify Management Objectives (as described below) that must be achieved as a condition to exercising such rights. Such grant will specify that before the exercise or early exercise of the Option Rights the Board must determine the Management Objectives have been satisfied. Option Rights will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2006 EPI Plan, as the Board may approve.
      SARs. An SAR is a right, exercisable by surrender of the related Option Right (if granted in tandem with Option Rights) or by itself (if granted as a free-standing SAR), to receive from the Company an amount not exceeding 100% of the spread between the base price (or option price if a tandem SAR) and the value of a share of Lincoln Common on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by the Company in cash, in shares of Lincoln Common, or in any combination thereof, and may either grant to the participant or retain in the Board the right to elect among those alternatives. Any SAR grant may specify that the amount payable on exercise may not exceed a maximum specified by the Board at the time of grant. Any grant may specify waiting periods before exercise and permissible exercise dates and periods. Any grant of an SAR may specify that such SAR be exercised only in the event of, or earlier in the event of, retirement, death or disability of the participant or a change of control of the Company. Any grant may provide for the payment to the participant of dividend equivalents thereon in cash or shares of Lincoln Common on a current, deferred or contingent basis.
      Any grant of SARs may specify Management Objectives that must be achieved as a condition to exercise such rights. Such grant will specify that before the exercise or earlier exercise of such SARs, the Board must determine that the Management Objectives have been satisfied. SARs will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2006 EPI Plan, as the Board may approve.
      Tandem SARs may be exercised only at a time when the related Option Right is exercisable and the spread is positive, and require that the related Option Right be surrendered for cancellation. Free-standing SARs must have a base price that is not less than the fair market value of a share of Lincoln Common on the date of grant. Successive grants of free-standing SARs may be made to the same participant regardless of whether any free-standing SARs previously granted to such participant remain unexercised. No free-standing SAR may be exercised more than ten years from the date of grant.
      Restricted Shares. An award of Restricted Shares involves the immediate transfer of ownership of a specific number of shares of Lincoln Common by the Company to a participant in consideration of the performance of services. The participant is immediately entitled to voting, dividend and other ownership rights in those shares of Lincoln Common.
      Restricted Shares that vest only upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period of not less than three years, as determined by the Board. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Board for the period during which the forfeiture provisions are to continue. The Board may provide for a shorter period during which the forfeiture provisions are to apply in the event of retirement, death or disability of the participant or a change of control of the Company.
      Any award of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of Restricted Shares provides that Management Objectives must be achieved to result in a lapse of restrictions, the restrictions cannot lapse sooner than one year from the date of grant, but may provide for earlier lapse in the event of the retirement, death or disability of the participant or the change of control of the Company. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives. The grant of Restricted Shares will specify that, before termination or early termination of the restrictions, the Board must determine that the Management Objectives have been satisfied. Restricted Shares will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2006 EPI Plan, as the Board may approve.
      Restricted Stock Units. An award of Restricted Stock Units involves an agreement by the Company to deliver shares of Lincoln Common or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions as the Board may specify (including Management Objectives) during a restriction period.
      Awards of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such Restricted Stock Units, but the Board may, at the date of grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional shares of Lincoln Common. Each grant or sale will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Lincoln Common or in any combination thereof and may either grant to the participant or retain in the Board the right to elect among those alternatives.
      Restricted Stock Units must be subject to a restriction period of at least three years if such restriction period lapses only by the passage of time, as determined by the Board at the date of grant. However, the Board may provide for a shorter restriction period in the event of retirement, death or disability of the participant or a change of control of the Company. Any grant of Restricted Stock Units may specify Management Objectives which, if achieved, will result in termination or early termination of the restriction period applicable to such shares. If the grant of Restricted Stock Units provides that Management Objectives must be achieved to result in a lapse of the restriction period, the restriction period cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse in the event of retirement, death or disability of the participant or change of control of the Company. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which the restriction period will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives. The grant of Restricted Stock Units will specify that, before termination or early termination of the restrictions, the Board must determine that the Management Objectives have been satisfied. Restricted Stock Units will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2006 EPI Plan, as the Board may approve.
      Performance Shares and Performance Units. A Performance Share is the equivalent of one share of Lincoln Common and a Performance Unit is the equivalent of $1.00 or such other value as determined by the Board. A participant may be granted any number of Performance Shares or Performance Units, subject to the limitations discussed above. The participant will be given one or more Management Objectives to meet within a specified performance period. Each grant may also specify a minimum level of achievement. The specified performance period will be a period of time not less than one year, except the Board may provide for a shorter period in the case of retirement, death or disability of the participant or a change of control of the Company, if determined by the Board at the time of grant. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance

Shares or Performance Units on which the performance period will terminate if the performance is at or above the minimum level, but below full achievement of the specified Management Objectives.
      To the extent earned, the Performance Shares or Performance Units will be paid to the participant at the time and in the manner determined by the Board. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, shares of Lincoln Common or any combination thereof and may either grant to the participant or retain in the Board the right to elect among those alternatives. The grant may provide for the payment of dividend equivalents thereon in cash or in shares of Lincoln Common on a current, deferred or contingent basis. Performance Shares and Performance Units will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2006 EPI Plan, as the Board may approve.
      Management Objectives. The 2006 EPI Plan requires that the Board establish “Management Objectives” for purposes of Performance Shares and Performance Units. When so determined by the Board, Option Rights, SARs, Restricted Shares, Restricted Stock Units or dividend credits may also specify Management Objectives. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region or function within the Company or subsidiary in which the participant is employed. The Management Objectives may be made relative to the performance of other companies. Management Objectives applicable to any award to a participant who is, or is determined by the Board likely to become, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, if applicable to an award that is intended to satisfy the requirements for “qualified performance-based compensation” under such Section, will be limited to specified levels of or growth in:

•	Profits (e.g., operating income, EBIT, EBIT before bonus, EBT, net income, earnings per share, residual or economic earnings — these profitability metrics could be measured before special items and/or subject to GAAP definition);

•	Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

•	Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

•	Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits);

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures; or

•	Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board, including, but not limited to, the Standard & Poor’s 500 Stock Index.
      If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the minimum level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a qualified performance-based award to a “covered employee” where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Internal Revenue Code. In such case, the Board of Directors may not make any modification of the Management Objectives or minimum level or levels of achievement with respect to such “covered employee.”
      The Management Objectives do not apply to the Company’s cash long-term incentive plan, which the Company intends to continue to use for cash-based performance awards. At this time, the Company has not determined whether or not it will grant performance-based stock awards using Management Objectives meeting the requirements for exemption under Section 162(m) of the Internal Revenue Code under the 2006 EPI Plan in the future.
      Administration. The 2006 EPI Plan provides that it is to be administered by the Board, except that the Board has the authority to delegate any or all of its powers under the 2006 EPI Plan to a committee of the Board (or a subcommittee thereof). As noted above, the Board intends to delegate its authority to the Compensation Committee. The Board is authorized to interpret the 2006 EPI Plan and related agreements and other documents. To the extent permitted by Ohio law, the Board may, from time to time, delegate to one or more officers of the Company the authority of the Board to grant and determine the terms and conditions of awards granted under the 2006 EPI Plan. However, such delegation will not be permitted with respect to awards to any executive officer or any person subject to Section 162(m) of the Internal Revenue Code.
      Adjustments. The numbers and kind of shares covered by outstanding awards under the 2006 EPI Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the 2006 EPI Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares available under the 2006 EPI Plan and the other limitations contained in the 2006 EPI Plan as the Board may determine appropriate to reflect any transaction or event described above.
      Detrimental Activity. Any grant may provide that if a participant, either during employment by the Company or a subsidiary or within a specified period after termination of employment, engages in any “detrimental activity” (as defined by the Board in the evidence of award), the participant shall forfeit any awards granted under the 2006 EPI Plan then held by the participant or return to the Company, in exchange for payment by the Company of any amount actually paid by the participant, all shares of Lincoln Common that the participant has not disposed of that were offered pursuant to the 2006 EPI Plan within a specified period prior to the date of the commencement of the detrimental activity. With respect to any shares of Lincoln Common acquired under the 2006 EPI Plan that the participant has disposed of, if so provided in the evidence of award for such grant, the participant will pay to the Company in cash the difference between (1) any amount actually paid therefor by the participant pursuant to the 2006 EPI Plan and (2) the market value per share of the shares on the date they were acquired.
      Transferability. No Option Right or SAR granted under the 2006 EPI Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution. However, the Board may determine at the date of grant that Option Rights (other than Incentive Stock Options) and SARs may be transferred to members of the participant’s “immediate family” (as defined in the 2006 EPI Plan). Except as otherwise determined by the Board, Option Rights and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.
      The Board may specify at the date of grant that part or all of the shares that are (1) to be issued or transferred by the Company upon exercise of Option Rights or SARs, upon termination of the restriction period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the 2006 EPI Plan with respect to Restricted Shares, will be subject to further restrictions on transfer.
      Withholding Taxes. To the extent that the Company is required to withhold Federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2006 EPI Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. In no event shall the fair market value of the shares of Lincoln Common to be withheld and/or delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.
      Non-U.S. Employees. The Board may provide for special terms for awards to participants who are foreign nationals or whom the Company employs outside the United States as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.
      Effective Date. The 2006 EPI Plan will be effective April 28, 2006 if it is approved by shareholders at the 2006 Annual Meeting.
      Amendments. The Board may amend the 2006 EPI Plan from time to time without further approval by the shareholders. However, if an amendment (1) would materially increase the benefits accruing to participants under the 2006 EPI Plan; (2) would materially increase the number of securities which may be issued under the 2006 EPI Plan; (3) would materially modify the requirements for participation in the 2006 EPI Plan; or (4) must otherwise be approved by the shareholders in order to comply with applicable law or the rules and regulations of The NASDAQ stock market, the amendment will be subject to shareholder approval and will not be effective unless and until such approval is obtained. The Board will not, without further approval of the shareholders, authorize the amendment to any outstanding Option Right to reduce the option price or cancel any Option Right and replace it with an award having a lower option price.
      If permitted by Section 409A of the Internal Revenue Code, in case of a termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a participant who holds an Option Right or SAR not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the restriction period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to the 2006 EPI Plan subject to any vesting schedule or transfer restriction, or who holds shares of Lincoln Common subject to any other transfer restriction imposed pursuant to the 2006 EPI Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, SAR or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

      Term of the 2006 EPI Plan. No grant will be made under the 2006 EPI Plan more than ten years after the date on which the 2006 EPI Plan is first approved by shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2006 EPI Plan.
      Compliance with Section 409A of the Internal Revenue Code. To the extent applicable, it is intended that the 2006 EPI Plan and any grants made under the 2006 EPI Plan comply with the provisions of Section 409A of the Internal Revenue Code. The 2006 EPI Plan and any grants made under the 2006 EPI Plan will be administered in a manner consistent with this intent, and any provision of the 2006 EPI Plan that would cause the 2006 EPI Plan or any grant made under the 2006 EPI Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of the participants). Any reference to Section 409A will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
New Plan Benefits
      It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2006 EPI Plan because the grant and actual pay-out of awards under the 2006 EPI Plan are discretionary.
Federal Income Tax Consequences
      The following is a brief summary of some of the Federal income tax consequences of certain transactions under the 2006 EPI Plan based on Federal income tax laws in effect on January 1, 2006. This summary is not intended to be exhaustive or tax advice to any person and does not describe Federal insurance contributions or state or local tax consequences.

Tax Consequences to Participants
      Nonqualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a Nonqualified Stock Option is granted; (2) at the time of exercise of a Nonqualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a Nonqualified Stock Option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
      Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of Lincoln Common are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
      If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
      SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Lincoln Common received on the exercise.
      Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received that relate to Restricted Shares subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
      Restricted Stock Units. No income generally will be recognized upon the award of Restricted Stock Units. Any subsequent transfer of unrestricted shares of Lincoln Common or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the unrestricted shares of Lincoln Common received over the amount paid, if any, by the participant.
      Performance Shares and Performance Units. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Lincoln Common received.
     Tax Consequences to the Company or Subsidiary
      To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction; provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.
Required Vote
      Approval of the 2006 EPI Plan requires the affirmative vote of a majority of the shares of Lincoln Common represented in person or by proxy at the Annual Meeting and entitled to vote on the matter. Unless otherwise directed, shares represented by proxy will be voted FOR the approval of the 2006 EPI Plan.
      Your Board of Directors recommends that you vote FOR approval of the 2006 Equity and Performance Incentive Plan.

APPROVAL OF 2006 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
Proposal No. 3
General
      In March 2006, your Board of Directors approved and adopted, subject to shareholder approval, the 2006 Stock Plan for Non-Employee Directors (the “Director Plan”). The Director Plan will replace the Stock Option Plan for Non-Employee Directors, which was approved by the shareholders in 2000. If the Director Plan is approved by shareholders, no further awards will be made under the Stock Option Plan for Non-Employee Directors (the “2000 Director Plan”). The Director Plan provides for greater flexibility of stock awards as compared to the Stock Option Plan, which only provides for the award of stock options. Your Board of Directors believes that the Director Plan is in your and the Company’s best interests since it will better align the non-employee Directors’ compensation with creating and sustaining shareholder value. The Director Plan will also assist in attracting and retaining the highest qualified individuals to serve as Directors of the Company.
      The complete text of the Director Plan is attached to this Proxy Statement as Appendix C. The following is a summary of the key terms of the Director Plan, which is qualified in its entirety by reference to the text of the Director Plan.
Summary Description of the Director Plan
      General. The Director Plan provides for the award of options to purchase shares of Lincoln Common (“Options”), restricted shares (“Restricted Shares”) and restricted stock units (“Restricted Stock Units”). Unless otherwise determined by the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”), the Director Plan provides for the following awards of Stock Options:

•	An initial Option to purchase 6,000 shares of Lincoln Common will be granted to each newly eligible Director upon his or her election to the Board.

•	An annual grant of an Option to purchase 3,500 shares of Lincoln Common will be granted after each annual meeting and before the end of the calendar year to each eligible Director in office on the date of the grant.
      These awards are at the same level as those provided in 2005 under the 2000 Director Plan. However, under the Director Plan (as under the 2000 Director Plan), the Governance Committee has the authority to modify the type and level of awards without further shareholder approval. The Governance Committee currently has this topic under review and is considering whether to issue Restricted Shares or Restricted Stock Units in the future instead of the Options described above, although it has not reached any conclusion on the type of award(s) or the number of shares or units that will be awarded. Options, Restricted Shares and Restricted Stock Units are described in more detail below.
      Shares Available. The total number of shares of Lincoln Common available for issuance under the Director Plan is 300,000, subject to adjustment by the Governance Committee as described below under “Adjustments”. If the number of shares of Lincoln Common authorized under the Director Plan is insufficient for all Options to be granted automatically, Options will be granted pro rata among all eligible Directors entitled to be granted an Option on that date. These shares may be of original issuance or treasury shares or a combination of both.
      No Liberal Recycling. Shares covered by an award granted under the Director Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Upon payment in cash of the benefit provided by any award granted under the Director Plan, any shares that were covered by that award will be available for issue or transfer thereunder. The following shares will not be added back to the aggregate plan limit: (a) shares tendered in payment of the exercise price of an Option; and (b) shares that are repurchased by the Company with Option proceeds.

      Special Limit. The aggregate number of shares of Lincoln Common issued as Restricted Shares or in payment of Restricted Stock Units will not exceed 100,000.
      Eligibility. Only non-employee Directors are eligible to receive awards under the Director Plan. For purposes of the Director Plan, an “employee” is defined as an individual whose wages are subject to the withholding of Federal income tax under Sections 3401 and 3402 of the Internal Revenue Code. Currently, there are eight Directors eligible to participate in the Director Plan.
      Options. Options granted under the Director Plan will be Nonqualified Options. Options entitle the optionee to purchase shares of Lincoln Common at a predetermined price per share (which may not be less than the fair market value of Lincoln Common at the date of the grant). An Option becomes exercisable when the optionee has earned it through continuous service as a Director for one year from the date of grant. Once earned, the Option may be exercised in whole or in part with respect to 100% of the underlying shares of Lincoln Common. If an optionee ceases to be a Director by reason of death, disability or retirement or upon a change in control of the Company, all Options held by the optionee will become immediately exercisable in full.
      To exercise an Option, an optionee must notify the Company of his or her intention to exercise, specifying the number of shares of Lincoln Common to be purchased. The exercise price will be payable

•	in cash or by other consideration acceptable to the Company;

•	at the discretion of the Governance Committee, by the transfer to the Company of shares of Lincoln Common previously owned by the optionee for at least six months and having a market value at the time of exercise equal to the total option price; or

•	by a combination of both methods of payment.
To the extent permitted by applicable law, grants may provide for the deferred payment of the exercise price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares of Lincoln Common to which the exercise relates. Except as otherwise determined by the Governance Committee, no Option will be transferable by the optionee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.
      Restricted Shares. An award of Restricted Shares involves the immediate transfer of ownership of a specific number of shares of Lincoln Common by the Company to a participant in consideration of the performance of services. The participant is immediately entitled to voting, dividend and other ownership rights in those shares of Lincoln Common.
      Restricted Shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period of not less than three years, as determined by the Governance Committee. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Governance Committee for the period during which the forfeiture provisions are to continue. The Governance Committee may provide for a shorter period during which forfeiture provisions are to apply in the event of retirement, death or disability of the participant or a change of control of the Company.
      Restricted Stock Units. An award of Restricted Stock Units involves an agreement by the Company to deliver shares of Lincoln Common or cash to the participant in the future in consideration of the performance of services. Restricted Stock Units must be subject to a restriction period of at least three years, except that the Governance Committee may provide for a shorter restriction period in the event of retirement, death or disability of the participant or a change of control of the Company.
      Awards of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such Restricted Stock Units but the Governance Committee may, at the date of grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional shares of Lincoln Common. Each grant or sale will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Lincoln Common or in any combination thereof and may either grant to the participant or retain in the Governance Committee the right to elect among those alternatives.
      Administration. The Director Plan will be administered by the Governance Committee. The Governance Committee is composed exclusively of “non-employee Directors.” The Governance Committee has full authority, discretion and power, consistent with the provisions of the Director Plan, to determine

•	the terms and conditions of awards under the Director Plan;

•	the number of shares of Lincoln Common underlying awards to be issued; and

•	the duration and nature of the awards.
      Adjustments. The number and kind of shares covered by outstanding awards under the Director Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of such transaction or event, the Governance Committee, in its discretion, may provide in substitution for any and all outstanding awards under the Director Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Governance Committee may also make or provide for such adjustments in the numbers of shares available under the Director Plan and the other limitations contained in the Director Plan as the Governance Committee may determine appropriate to reflect any transaction or event described above.
      Effective Date. The Director Plan will be effective April 28, 2006 if it is approved by shareholders at the 2006 Annual Meeting.
      Amendment and Termination. The Governance Committee may amend the Director Plan from time to time, provided that any amendment that must be approved by shareholders in order to comply with Federal securities laws, other legal or regulatory requirements or the rules of The NASDAQ Stock Market or other applicable stock exchange and will not be effective unless and until shareholder approval has been obtained. The Director Plan may not be amended to increase the total number of shares of Lincoln Common reserved for it or extend the maximum option period without shareholder approval.
      Term of the Director Plan. No grant will be made under the Director Plan more than ten years after the date on which the Director Plan is first approved by shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Director Plan.
      Compliance with Section 409A of the Internal Revenue Code. To the extent applicable, it is intended that the Director Plan and any grants made under the Director Plan comply with the provisions of Section 409A of the Internal Revenue Code. The Director Plan and any grants made under the Director Plan will be administered in a manner consistent with this intent, and any provision of the Director Plan that would cause the Director Plan or any grant made under the Director Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of the participants). Any reference to Section 409A will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

New Plan Benefits
      It is not possible to determine all the specific amounts and types of awards that will be awarded in the future under the Director Plan because the grants are discretionary. The table below sets forth the award of options for 3,500 shares of Lincoln Common, which amount represents the aggregate awards made in 2005 under the 2000 Director Plan. If the Director Plan is approved by shareholders at the 2006 Annual Meeting, the Governance Committee may make similar awards in 2006. However, as described under “General” above, the Governance Committee currently has this matter under review and has the discretion to determine the amounts and types of awards.
New Plan Benefits
2006 Stock Plan for Non-Employee Directors

Number of Securities Underlying
Options Granted under
the 2006 Stock Plan for
Name	Non-Employee Directors

John M. Stropki, Jr.	N/A
Vincent K. Petrella	N/A
Frederick G. Stueber	N/A
James E. Schilling	N/A
George D. Blankenship	N/A
Executive Officer Group	N/A
Non-Executive Director Group	28,000
Non-Executive Officer Employee Group	N/A

Federal Income Tax
      The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Director Plan based on Federal income tax laws in effect on January 1, 2006. This summary is not intended to be exhaustive or tax advice to any person and does not describe Federal insurance contributions or state or local tax consequences.
     Tax Consequences to Participants
      Options. Options granted under the Director Plan are Nonqualified Options. In general, to the extent that a non-employee Director recognizes ordinary income on the exercise of an Option, the Company will be entitled to a corresponding deduction.
      Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares of Lincoln Common are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a recipient who elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the Restricted Shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received that relate to Restricted Shares subject to restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
      Restricted Stock Units. No income generally will be recognized upon the award of Restricted Stock Units. Any subsequent transfer of unrestricted shares of Lincoln Common or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the unrestricted shares of Lincoln Common received over the amount paid, if any, by the participant.
     Tax Consequences to the Company
      To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction; provided, among other things, that the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code.
Required Vote
      Approval of the Director Plan requires the affirmative vote of a majority of the shares of Lincoln Common represented in person or by proxy at the Annual Meeting and entitled to vote on the matter. Unless otherwise directed, shares represented by proxy will be voted FOR the approval of the Director Plan.
      Your Board of Directors recommends that you vote FOR approval of the 2006 Stock Plan for Non-Employee Directors.

AUDIT COMMITTEE REPORT
      The Audit Committee consists solely of independent Directors within the meaning of the NASDAQ listing standards. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the U.S., their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards 61, as amended. In addition, the Committee has received the written disclosures and letter from the independent auditors as required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the auditor’s independence from management and the Company including with respect to the matters in the written disclosures required by the Independence Standards Board.
      The Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company’s independent auditors for the year ending December 31, 2006 and the ratification thereof by the shareholders.
By the Audit Committee:

Robert J. Knoll, Chair	Hellene S. Runtagh
Kathryn Jo Lincoln	George H. Walls, Jr.

RATIFICATION OF INDEPENDENT AUDITORS
Proposal No. 4
      A proposal will be presented at the Annual Meeting to ratify the appointment of the firm of Ernst & Young LLP as the Company’s independent auditors to examine our books of account and other records and our internal control over financial reporting for the fiscal year ending December 31, 2006.
      Fees for professional services provided by the Company’s independent auditors in each of the last two fiscal years, in each of the following categories are:

	2005	2004

Audit Fees	$2,292,000	$2,285,000
Audit-Related Fees	90,000	352,000
Tax Fees	235,000	301,000
All Other Fees	0	69,000

	$2,617,000	$3,007,000

      Audit Fees include fees associated with the annual integrated audit of the financial statements and internal control over financial reporting in 2005, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required for the Company’s international subsidiaries and services provided in connection with regulatory filings with the Securities and Exchange Commission. Audit-Related Fees for 2004 and 2005 principally include audits of the Company’s employee benefit plans and accounting advisory assistance. The amount reported for 2004 also includes fees related to due diligence in connection with acquisitions. Tax Fees include tax compliance and tax advisory services. All Other Fees relate to services provided during 2004 in participating on the statutory boards of certain of the Company’s subsidiaries in Italy. The Company’s independent auditors did not perform these latter services during 2005, nor is it anticipated that they will do so during 2006.
Audit Committee Pre-Approval Policies and Procedures
      The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services performed by the Company’s independent auditors, including the scope of and fees for such services. Requests for audit services, as defined in the policy, must be approved prior to the performance of such services, and requests for audit-related services, tax services and permitted non-audit services, each as defined in the policy, must be presented for approval prior to the performance of such services, to the extent known at that time. The policy prohibits the Company’s independent auditors from providing certain services described in the policy as prohibited services. All of the fees included in Audit-Related Fees, Tax Fees and All Other Fees shown above were pre-approved by the Audit Committee.
      Generally, requests for independent auditor services are submitted to the Audit Committee by the Company’s Senior Vice President, Chief Financial Officer and Treasurer (or other member of the Company’s senior financial management) and the Company’s independent auditors for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services is performed prior to its approval. The Chairman of the Audit Committee is also delegated the authority to approve independent auditor services requests under certain dollar thresholds provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent auditor services must include a description of the services to be provided and the fees for such services.
      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate shareholder questions. Although ratification of the appointment of the independent auditors is not required by law, the Audit Committee and the Board of Directors believe that shareholders should be given the opportunity to express their views on the subject. While not binding on the Audit Committee or the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors would be considered by the Board of Directors in determining whether or not to continue the engagement of Ernst & Young LLP. Ultimately, the Audit Committee and the Board of Directors retain full discretion and will make all determinations with respect to the appointment of independent auditors, whether or not the Company’s shareholders ratify the appointment. Ratification requires the affirmative vote of the majority of the shares of Lincoln Common present or represented and entitled to vote on the matter at the Annual Meeting. Unless otherwise directed, shares represented by proxy will be voted FOR ratification of the appointment of Ernst & Young LLP.
      Your Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors.
OTHER MATTERS
      The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting, but if any such matters properly come before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the Proxy in accordance with their best judgment.

LINCOLN ELECTRIC HOLDINGS, INC.

Frederick G. Stueber
Senior Vice President,
General Counsel and Secretary
By Order of the Board of Directors
Cleveland, Ohio
March 28, 2006

Appendix A
AUDIT COMMITTEE CHARTER
Purposes
      The Audit Committee has been created by the Board of Directors to (a) assist the Board of Directors in fulfilling the Board’s oversight responsibilities to the shareholders with respect to (i) the integrity of the Company’s financial statements, (ii) the Company’s financial reporting process and compliance with ethics policies and legal and other regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) the Company’s systems of internal accounting and financial controls, and (v) the performance of the independent auditors and of the Company’s Internal Audit department; (b) to recommend to the Board the inclusion of the Company’s financial statements in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and in its annual report to shareholders; and (c) to prepare the Audit Committee’s report made and included in the Company’s annual proxy statement.
Membership of the Audit Committee
      Number and Appointment. The Audit Committee will be comprised of a minimum of three Directors. The Nominating and Corporate Governance Committee will recommend to the Board and the Board will appoint Directors to the Audit Committee and will also appoint its Chairman. Audit Committee members serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.
      Qualifications.
      1. Independence. Each Audit Committee member must meet the independence criteria of (a) the rules of NASDAQ or any stock exchange on which the Company’s shares are listed or traded, as such requirements are interpreted by the Board of Directors in its business judgment, and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.
      2. Financial Literacy. Each Audit Committee member must be financially literate. Additionally, it is intended that at least one member of the Audit Committee will have accounting or related financial management expertise sufficient to meet the criteria of a financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The Board of Directors shall determine, in its business judgment and upon the recommendation of the Nominating and Corporate Governance Committee, whether a member is financially literate and whether at least one member of the Audit Committee has the requisite accounting or financial expertise to meet the financial expert criteria.
      3. Compensation. Each Audit Committee member is to receive as compensation from the Company only director’s fees (which includes all forms of compensation paid to Directors of the Company for service as a Director or member of a Board Committee).
      4. Service on Other Audit Committees. If an Audit Committee member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. The Company will be required to disclose any such determination in its annual proxy statement.
General Responsibilities of the Audit Committee
      The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements, reviewing the Company’s interim financial statements and attesting to management’s assertion of the effectiveness of the Company’s internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
Relationship Between the Audit Committee and the Independent Auditors
      1. Retain the Independent Auditors. The Audit Committee has the sole authority to (a) retain and terminate the Company’s independent auditors, (b) approve all audit engagement fees, terms and services, and (c) approve any non-audit engagements with the Company’s independent auditors. The Audit Committee is to exercise this authority in a manner consistent with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Audit Committee, subject to the delegated member or members reporting any such pre-approvals to the Audit Committee at its next scheduled meeting.
      2. Review and Discuss the Auditors’ Quality Control. The Audit Committee is to, at least annually, obtain and review and discuss a report by the independent auditors describing (a) the audit firm’s internal quality control procedures, (b) any material issues raised by the most recent internal or peer quality control review of the firm or any audit carried out thereby, or by any inquiry by governmental or professional authorities, within the preceding five years, and (c) any steps taken to deal with any such issues.
      3. Review and Discuss the Independence of the Auditors. In connection with the retention of the Company’s independent auditors, the Audit Committee is to at least annually review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including information related to the non-audit services provided and expected to be provided by the auditors. The Audit Committee is to set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002. The Audit Committee is responsible for (a) ensuring that the independent auditors submit at least annually to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company that in the independent auditors’ judgment may reasonably be thought to affect their independence, consistent with Independence Standards Board Standard No. 1, (b) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors, and (c) taking appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence. In connection with the Audit Committee’s evaluation of the auditors’ independence, the Audit Committee is to also review and evaluate the lead partner of the independent auditors and take such steps as may be required with respect to the regular rotation of the lead audit partner and the reviewing audit partner of the independent auditors, and consider whether or not there should be rotation of the independent audit firm itself.
      4. Review and Discuss the Audit Plan. The Audit Committee is to review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.
      5. Review and Discuss Conduct of the Audit. The Audit Committee is to review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90, relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (a) any restriction on audit scope or on access to requested information, (b) any disagreements with management, and (c) significant issues discussed with the independent auditors’ national office. The Audit Committee is to decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

      6. Review and Discuss the Systems of Internal Accounting Controls. The Audit Committee is to review and discuss with the independent auditors the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices, which shall include the disclosures regarding internal controls and matters required to be reported to the Audit Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.
      7. Review and Discuss the Audit Results. The Audit Committee is to review and discuss with the independent auditors (a) the report of their annual audit, or proposed report of their annual audit, (b) the management letters, (c) any comments resulting from their reviews of the Company’s interim financial statements conducted in accordance with SAS No. 100, and (d) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing is to include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002.
      8. Obtain Assurances under Section 10A(b) of the Exchange Act. The Audit Committee is to obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Audit Committee under Section 10A(b) of the Exchange Act.
Responsibilities Relating to the Company’s Financial Statements
      1. Review and Discuss Financial Statements and Disclosures. The Audit Committee is to review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements (including the related footnotes) of the Company, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (b) the disclosures regarding internal controls and other matters required to be reported to the Audit Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.
      2. Review and Discuss Earnings Press Releases. The Audit Committee, or the Chair of the Audit Committee if the Committee delegates the function, is to review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information).
      3. Discuss With General Counsel Matters Regarding Financial Statements or Compliance Policies. The Audit Committee is to receive reports from the Company’s General Counsel (usually acting in conjunction with the Controller) regarding legal matters that may have a significant impact on the financial statements or the Company’s compliance policies and should discuss those reports with the Company’s General Counsel and appropriate Finance staff. The Audit Committee is to receive reports from the Company’s General Counsel of evidence of any violation of securities laws or breaches of fiduciary duties or violation of the Code of Corporate Conduct and Ethics by (a) any officer or director of Lincoln Electric Holdings, Inc. or any first-tier subsidiary of Lincoln Electric Holdings, Inc., and (b) any other employee whose violation or breach is significant, as determined by either the Company’s General Counsel or the Director of Internal Audit.
      4. Discuss Risk Management Policies. The Audit Committee is to discuss policies with respect to risk assessment and risk management with management, the Director of Internal Audit and the independent auditors to assess and manage the Company’s exposure to risk. The Audit Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee should periodically review the Company’s contingency plans for protection of vital information and business conduct in the event of an operations interruption.
      5. Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies. The Audit Committee is to establish and review procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002. The Audit Committee is to discuss with management and the independent auditors any correspondence which is brought to its attention with regulators or governmental agencies and any complaints or concerns which are brought to its attention regarding the Company’s financial statements or accounting policies.
Relationship Between the Audit Committee and the Internal Audit Department
      1. Director of Internal Audit. The Audit Committee will review with management the appointment, replacement, reassignment or dismissal of the Director of Internal Audit. The Director of Internal Audit reports to the chair of the Audit Committee.
      2. Review and Discuss Internal Audit Charter. The Audit Committee is to periodically review and discuss with the Director of Internal Audit the internal audit department charter and approve any changes proposed thereto.
      3. Review and Discuss Internal Audit Plans. The Audit Committee is to review and discuss with the Director of Internal Audit and appropriate members of the staff of the internal audit department (who will have first consulted with management) the plans for and the scope of their ongoing audit activities, including adequacy of budget, staffing, and compensation. The Audit Committee will consider and review with management and the Director of Internal Audit any changes to the planned scope of the internal audit plan that the Committee thinks advisable.
      4. Review and Discuss Internal Audit Reports. Management shall report regularly to the Audit Committee regarding the audit activities, examinations and results thereof of the internal audit department. The Audit Committee is to review and discuss such report with the Director of Internal Audit and appropriate members of the staff of the internal audit department.
      5. Review and Discuss the Systems of Internal Accounting Controls. The Audit Committee is to review and discuss with the Director of Internal Audit, the General Counsel and, if and to the extent deemed appropriate by the Audit Committee, members of their respective staffs the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, which shall include the disclosures regarding internal controls and matters required to be reported to the Audit Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.
Other General Duties and Authority
      1. Resources. The Audit Committee is to have the resources and authority appropriate to discharge its responsibilities and carry out its duties as required by law and this Charter, including the authority to engage and determine funding for independent auditors for special audits, reviews and other procedures and to engage independent counsel and other advisors, experts or consultants.
      2. Reviews and Discussions. The Audit Committee should review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Audit Committee may, in its own discretion, deem desirable in connection with the review functions described herein.
      3. Meetings. The Committee will normally meet four times each year, more frequently if circumstances require. A meeting of the Audit Committee may be called at any time by either (a) the chair of the Audit Committee or (b) a majority of the members of the Audit Committee. Management (CEO, CFO and Corporate Controller) is welcome and expected to attend the Committee meetings, except when the Committee elects to meet in executive session.

      4. Executive Sessions. The Committee will meet with the Director of Internal Audit, the independent auditors and management in separate executive sessions to discuss any matters the Committee or those groups believe should be discussed privately with the Audit Committee.
      5. Board Reports. The Audit Committee shall report its activities regularly to the Board of Directors in such manner and at such times as the Audit Committee and the Board of Directors deem appropriate. This report is to include the Audit Committee’s conclusions with respect to its evaluation of the independent auditors.
      6. Approve Related Party Transactions and Review Compliance with the Company’s Code of Corporate Conduct and Ethics. The Audit Committee is to review and approve, and discuss reports and disclosures of, Related Party Transactions (as defined in the Code of Corporate Conduct and Ethics) by any officer or director of Lincoln Electric Holdings, Inc. or any first-tier subsidiary of Lincoln Electric Holdings, Inc. (although Related Party Transactions by officers of Lincoln Electric Holdings, Inc. are generally prohibited). The Audit Committee is also to periodically review with management, the Director of Internal Audit and the independent auditor Company compliance with the Corporate Code of Conduct and Ethics.
      7. Other. The Audit Committee will conduct and review with the Board of Directors annually an evaluation of this Charter and recommend any changes to the Board of Directors. The Audit Committee may conduct such evaluation in such manner as the Audit Committee, in its business judgment, deems appropriate.
Annual Performance Evaluation
      The Audit Committee will conduct and review with the Board of Directors annually an evaluation of the Audit Committee’s performance with respect to the requirements of this Charter. The Audit Committee may conduct this performance evaluation in such manner as the Audit Committee, in its business judgment, deems appropriate.
      Consistent with the listing requirements of NASDAQ or any stock exchange on which the Company’s shares may be listed or traded, this Charter will be included on the Company’s website and will be made available upon request to the Company’s Secretary.
March 31, 2003

Appendix B
LINCOLN ELECTRIC HOLDINGS, INC.
2006 EQUITY AND PERFORMANCE INCENTIVE PLAN

B-i

LINCOLN ELECTRIC HOLDINGS, INC.
2006 Equity and Performance Incentive Plan
      1.     Purpose. The purpose of this 2006 Equity and Performance Incentive Plan is to attract and retain officers, other employees and consultants of Lincoln Electric Holdings, Inc. and its Subsidiaries and to provide to such persons incentives and rewards for performance.
      2.     Definitions. As used in this Plan,
           (a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.
           (b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.
           (c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 9 of this Plan, such committee (or subcommittee).
           (d) “Change of Control” of the Company shall have the meaning determined by the Board from time to time and set forth in the applicable Evidence of Award.
           (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
           (f) “Common Shares” means shares of common stock, without par value, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.
           (g) “Company” means Lincoln Electric Holdings, Inc., an Ohio corporation, and its successors.
           (h) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
           (i) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, or a grant or sale of Restricted Shares or Restricted Stock Units, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).
           (j) “Detrimental Activity” shall have the meaning determined by the Board from time to time and set forth in the applicable Evidence of Award.
           (k) “Director” means a member of the Board of Directors of the Company.
           (l) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of Option Rights, Appreciation Rights, Performance Shares or Performance Units granted, or a grant or sale of Restricted Shares or Restricted Stock Units. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.
           (m) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.
           (n) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.
           (o) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or

Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units or dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any award to a Covered Employee applicable to a Qualified Performance-Based Award shall be based on specified levels of or growth in one or more of the following criteria:

(i) Profits (e.g., operating income, EBIT, EBIT before bonus, EBT, net income, earnings per share, residual or economic earnings — these profitability metrics could be measured before special items and/or subject to GAAP definition);

(ii) Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii) Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

(iv) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v) Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(vi) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii) Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits);

(viii) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures; and

(ix) Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board, including, without limitation, the Standard & Poor’s 500 Stock Index.
      If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Qualified Performance-Based Award to a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the minimum level of achievement with respect to such Covered Employee.
      (p) “Market Value Per Share” means, as of any particular date, the per share closing price of a Common Share on NASDAQ on the day preceding the day such determination is being made or, if there was no closing price reported on such day, on the most recently preceding day on which such a closing price was reported; or if the Common Shares are not listed or admitted to trading on NASDAQ on the day as of which the determination is being made, the amount determined by the Committee to be the fair market value of a Common Share on such day, unless otherwise determined by the Board.

      (q) “Option Price” means the purchase price payable on exercise of an Option Right.
      (r) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.
      (s) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
      (t) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, other employee or consultant of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.
      (u) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.
      (v) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.
      (w) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.
      (x) “Plan” means the Lincoln Electric Holdings, Inc. 2006 Equity and Performance Incentive Plan, as may be amended from time to time.
      (y) “Qualified Performance-Based Award” means any award or portion of an award of Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares or Performance Units that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.
      (z) “Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.
      (aa) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares or cash at the end of a specified period.
      (bb) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
      (cc) “Spread” means the excess of the Market Value Per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.
      (dd) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.
      (ee) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

      3.     Shares Subject to this Plan.
      (a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 10 of this Plan, the number of Common Shares that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Shares and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, or (E) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 3,000,000 Common Shares, plus any Common Shares relating to awards that expire or are forfeited or are cancelled under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) Common Shares tendered in payment of the Option Price of an Option Right shall not be added to the aggregate plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; (C) Common Shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (D) all Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, whether or not all Common Shares covered by the award are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan.
      (b) Life-of-Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 10 of this Plan:

(i) The aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 2,000,000.

(ii) The aggregate number of Common Shares issued or transferred as (or in payment of, as the case may be) Restricted Shares, Restricted Stock Units, Performance Shares or Performance Units shall not exceed 1,000,000.
      (c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 10 of this Plan:

(i) No Participant shall be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year.

(ii) No Participant shall be granted Restricted Shares or Restricted Stock Units that specify Management Objectives or Performance Shares, in the aggregate, for more than 250,000 Common Shares during any calendar year.

(iii) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $1,500,000.
      (d) Exclusion from Certain Restrictions. Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Common Shares provided for in Section 3(a)(i) above may be used for awards granted under Sections 4 through 8 of this Plan that do not comply with the three-year requirements set forth in Sections 6(c) and 7(d) of this Plan and the one-year requirements of Sections 6(e), 7(b) and 8(b) of this Plan.

      (e) Exclusion from Certain Limits. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on Market Value Per Share, such Common Shares will not count against the share limitations in this Section 3.
      4.     Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of shares of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of retirement, death or disability of the Participant or a Change of Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights. Such grant of Option Rights will specify that, before the exercise or early exercise of such Option Rights, the Board must determine that the Management Objectives have been satisfied.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The Board may at the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(j) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(k) No Option Right will be exercisable more than 10 years from the Date of Grant.

(l) The Board reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise; and (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(m) The Board may substitute, without receiving Participant permission, Appreciation Rights payable only in Common Shares (or Appreciation Rights payable in cash, Common Shares, or in any combination thereof as elected by the Board) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(n) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.
      5.     Appreciation Rights.
      (a) The Board may also authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.
      (b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, retirement, death or disability of the Participant or a Change of Control.

(v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(vi) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights. Such grant of Appreciation Rights will specify that, before the exercise or early exercise of such Appreciation Rights, the Board must determine that the Management Objectives have been satisfied.

(vii) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

      (c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.
      (d) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value Per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
      6. Restricted Shares. The Board may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Shares covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three years to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Section 6(e) below or in the event of retirement, death or disability of the Participant or a Change of Control.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares; provided, however, that restrictions relating to Restricted Shares that vest upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. Such grant of Restricted Shares will specify that, before the termination or early termination of the restrictions applicable to such Restricted Shares, the Board must determine that the Management Objectives have been satisfied.

(f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Shares, which may be subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Shares.

      7.     Restricted Stock Units. The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify.

(b) If a grant of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. Such grant of Restricted Stock Units will specify that, before the termination or early termination of the Restriction Period applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.

(c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(d) If the Restriction Period lapses only by the passage of time, each such grant or sale will be subject to a Restriction Period of not less than three years, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of retirement, death or disability of the Participant or a Change of Control.

(e) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional Common Shares.

(f) Each grant or sale will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(g) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.
      8.     Performance Shares and Performance Units. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of retirement, death or disability of the Participant or a Change of Control.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives level a minimum of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Common Shares.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.
      9.     Administration of this Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation and Executive Development Committee or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) To the extent permitted by Ohio law, the Board may, from time to time, delegate to one or more officers of the Company the authority of the Board to grant and determine the terms and conditions of awards granted under this Plan. In no event shall any such delegation of authority be permitted with respect to awards to any executive officer or any person subject to Section 162(m) of the Code.

      10.     Adjustments. The Board may make or provide for such adjustments in the number and kind of shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers and kind of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to the number specified in Section 3(b)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.
      11.     Detrimental Activity. Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity (as defined by the Board in the Evidence of Award), and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a) Forfeit any award granted under this Plan then held by the Participant;

(b) Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and

(c) With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i) Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii) The Market Value Per Share of the Common Shares on the date of such acquisition.
To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.
      12.     Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

      13.     Transferability.
      (a) Except as provided in Section 13(c) below, no Option Right or Appreciation Right granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.
      (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.
      (c) The Board may determine at the Date of Grant that Option Rights (other than Incentive Stock Options) and Appreciation Rights may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more members of the Participant’s immediate family; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant. For the purposes of this Section 13(c), the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.
      14.     Withholding Taxes. To the extent that the Company is required to withhold Federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights. In no event shall the Market Value Per Share of the Common Shares to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.
      15.     Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
      16.     Effective Date. This Plan will be effective on April 28, 2006, upon its approval by the shareholders of the Company.

      17.     Amendments.
      (a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the NASDAQ or, if the Common Shares are not traded on The NASDAQ stock market, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
      (b) The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 10 of this Plan.
      (c) If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 13 of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
      (d) Subject to Section 17(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 10 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
      18.     Termination. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
      19.     Governing Law. This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.
      20.     Miscellaneous Provisions.
      (a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.
      (b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

      (c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
      (d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
      (e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.
      (f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
      (g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
      (h) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

Appendix C
LINCOLN ELECTRIC HOLDINGS, INC.
2006 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
      1.     Purposes. The purposes of this Plan are to: (i) encourage the non-employee Directors of Lincoln Electric Holdings, Inc. (the “Company”) to own shares of the Company and thereby to align their interests more closely with the interests of the Company’s other shareholders; (ii) encourage the highest level of Director performance by providing the Directors with a vested interest in the Company’s attainment of its financial goals; and (iii) provide financial incentives that will help attract and retain the most qualified non-employee Directors.
      2.     Definitions. As used in this Plan:
      “Board” means the Board of Directors of the Company.
      “Change in Control” shall have the meaning defined in the agreement or notification evidencing the grant of an Option.
      “Committee” means the Committee described in Section 4 of this Plan.
      “Common Shares” means (i) shares of the Company’s common stock, without par value, and (ii) any securities into which common shares may be converted by reason of any transaction or event described in Section 9 of this Plan.
      “Date of Grant” means the date as of which an Option is granted as provided in Section 5 of this Plan.
      “Director” means a member of the Board.
      “Disability” means permanent and total disability as defined under the Company’s long-term disability program.
      “Effective Date.” This Plan shall be effective April 28, 2006, upon its approval by the shareholders of the Company.
      “Eligible Director” means a Director who is not an employee of the Company. For purposes of this Plan, an employee is an individual whose wages are subject to the withholding of Federal income tax under Sections 3401 and 3402 of the Internal Revenue Code.
      “Fair Market Value” means the closing price of a share of the Company’s common stock on The NASDAQ Stock Market on the day before the day the value determination is being made, whether for an Option grant or exercise; or if there was no closing price reported on that day, then the reported closing price on the nearest date before the date of grant or exercise; or if the shares are not listed or admitted to trading on The NASDAQ Stock Market on the day as of which the determination is being made, the amount determined by the Committee to be the Fair Market Value of a share on that day.
      “Newly Eligible Director” means a Director whose first term as a Director begins after April 28, 2006.
      “Option” means the right to purchase Common Shares upon the exercise of an Option granted pursuant to this Plan. Options may be evidenced by agreements or notifications, in written or electronic form, containing terms and conditions not inconsistent with this Plan.
      “Option Price” means the purchase price payable upon the exercise of an Option.
      “Optionee” means a Director who has been granted an Option under this Plan.
      “Participant” means an Eligible Director who is selected by the Committee to receive benefits under this Plan.

      “Plan” means the Lincoln Electric Holdings, Inc. 2006 Stock Plan for Non-Employee Directors, as amended from time to time.
      “Restricted Shares” means an award made pursuant to Section 7 of this Plan. Restricted Shares may be evidenced by agreements or notifications, in written or electronic form, containing terms and conditions not inconsistent with this Plan.
      “Restricted Stock Unit” means an award made pursuant to Section 8 of this Plan of the right to receive Common Shares or cash at the end of a specified Restriction Period. Restricted Stock Units may be evidenced by agreements or notifications, in written or electronic form, containing terms and conditions not inconsistent with this Plan.
      “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 8 of this Plan.
      “Retirement” means a Termination of Service as a Director occurring as a result of the Optionee’s completion of his or her three-year term of service as a Director of the Company.
      “Termination of Service” means the time at which the Director ceases to serve as a Director for any reason, with or without cause, which includes termination by resignation, removal, death or retirement.
      3.     Shares Available Under this Plan.
      (a) Subject to adjustments as provided in Section 9 of this Plan, the total number of Common Shares that may be issued or transferred (i) upon the exercise of Options, (ii) as Restricted Shares, (iii) in payment of Restricted Stock Units granted pursuant to this Plan, or (iv) in payment of dividend equivalents paid with respect to awards made under this Plan shall not in the aggregate exceed 300,000, plus any Common Shares relating to awards that expire or are forfeited or are cancelled under this Plan. These shares may be treasury shares or shares of original issue or a combination of both.
      (b) Notwithstanding any other provision of this Plan to the contrary, if the number of Common Shares authorized under this Plan is insufficient for all Options to be granted automatically on a specific date under Section 5 of this Plan, Options shall be granted pro rata among all Eligible Directors entitled to be granted an Option on that date. In connection with the issuance or transfer of Common Shares pursuant to this Plan, the Company may repurchase Common Shares in the open market or otherwise.
      (c) Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. The following shares will not be added back to the aggregate plan limit: (i) Common Shares tendered in payment of the Option Price of an Option; and (ii) Common Shares that are repurchased by the Company with Option proceeds.
      (d) The aggregate number of Common Shares issued as Restricted Shares or in payment of Restricted Stock Units shall not exceed 100,000.
      4.     Administration of this Plan.
      (a) This Plan shall be administered by the Nominating and Corporate Governance Committee of the Board (the “Committee”). The members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) as in effect from time to time. A majority of the Committee members shall constitute a quorum, and any action taken by a majority of the members present at any Committee meeting at which a quorum is present, or any actions of the Committee that are unanimously approved by the members in writing, shall be acts of the Committee. The Committee shall have full authority, discretion and power to determine the terms and conditions of awards to be granted pursuant to this Plan, the number of Common Shares to be issued under this Plan, and the duration and nature of the awards, consistent with the provisions of this Plan.

      (b) Subject to Section 10 of this Plan, the interpretation and construction by the Committee of any provision of this Plan or any agreement or notification evidencing the grant of any award, and any determination by the Committee pursuant to any provision of this Plan or any agreement or notification, shall be final and conclusive. No Committee member shall be liable for any action taken or determination made in good faith.
      5.     Option Awards. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options to Eligible Directors and may fix the number of Common Shares to be covered by each Option. The Option Price of each Option shall be equal to the Fair Market Value of the Common Shares on the Date of Grant, unless the Committee shall specify a higher Option Price. No Option shall be exercisable more than 10 years from the Date of Grant. Unless otherwise determined by the Committee, the following awards shall be made under this Plan, without further action of the Committee, except as hereinafter specifically provided:

(a) An initial Option to purchase 6,000 Common Shares shall be granted to each Newly Eligible Director upon his or her election to the Board.

(b) An Option to purchase 3,500 Common Shares shall be granted after each annual meeting of the Company’s shareholders, and before the end of that calendar year, to each Eligible Director serving as a Director on the Date of Grant. The Date of Grant shall be the last business day in November, unless the Committee specifies a different date.
      6.     Terms and Conditions of the Options. In addition to the terms specified pursuant to Section 5 of this Plan, unless otherwise determined by the Committee, all Options granted under this Plan shall have the following terms and conditions:

(a) Each Option, until terminated as provided in Section 6(e) of this Plan, shall become exercisable to the extent of 100% of the underlying Common Shares when the Optionee has continuously served as a Director for one year from the Date of Grant. If an Optionee ceases to be a Director by reason of death, Disability or Retirement, or upon a Change in Control of the Company, all Options held by that Optionee shall become immediately exercisable in full.

(b) An Optionee may exercise an Option in whole or in part at any time and from time to time during the period within which an Option may be exercised. To exercise an Option, an Optionee shall give notice to the Company in either written or electronic form, specifying the number of Common Shares to be purchased and provide payment of the Option Price and any other documentation that may be required by the Company.

(c) The Option Price shall be payable (i) in cash or by other consideration acceptable to the Company, (ii) at the discretion of the Committee, by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least six months, having a Fair Market Value at the time of exercise equal to the Option Price, or (iii) by a combination of both methods of payment.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the Common Shares to which the exercise relates.

(e) Each Option shall terminate on the earliest to occur of the following dates:

(i) The date on which the Optionee ceases to be a Director, unless the Optionee ceases to be a Director after completion of one year of continuous service as a Director, on account of death, Disability or Retirement, or following a Change in Control of the Company;

(ii) One year after the death of the Optionee;

(iii) Three years after the Optionee’s Termination of Service becomes effective; provided, however, that this Section 6(e)(iii) shall only apply where (x) the Termination of Service occurs after the Optionee has served continuously as a Director for less than six years and (y) the Termination of Service does not occur following a Change in Control of the Company; or

(iv) Ten years from the Date of Grant.

(f) An Optionee shall be treated for all purposes as the owner of record of the number of Common Shares purchased pursuant to the exercise of the Option (in whole or in part) as of the date the conditions set forth in Section 6(b) of this Plan are satisfied. Upon the effective exercise of an Option (in whole or in part), the Company shall deliver to the Optionee the number of Common Shares for which the Option is exercised, adjusted for any Common Shares sold or withheld in connection with the exercise.

(g) Except as otherwise determined by the Committee, no Option shall be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and each Option may be exercised, during an Optionee’s lifetime, only by the Optionee or, in the event of the Optionee’s incapacity, including incapacity arising from a Disability, by the Optionee’s guardian or legal representative acting in a fiduciary capacity.

(h) To the extent permitted by Section 409A of the Code, the Committee may permit Optionees to elect, or may require Optionees, to defer the issuance of Common Shares under this Plan pursuant to the rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i) On receipt of written or electronic notice to exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of the Option(s) to be exercised by paying the Optionee an amount, in cash or Common Shares, equal to the excess of the Fair Market Value of the Common Shares over the Option Price on the effective date of the cash-out.
      7.     Restricted Shares. The Committee may also authorize the award of Restricted Shares to Eligible Directors. Each award of Restricted Shares may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each such award shall constitute an immediate transfer of the ownership of Common Shares to the Eligible Directors in consideration of the performance of services, entitling such Eligible Directors to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such award shall provide that the Restricted Shares covered by such award shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three (3) years to be determined by the Committee at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of Retirement, death or Disability or upon a Change in Control.

(c) Each such award shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(d) Any such award of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

(e) Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed,

together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Shares.

      8.     Restricted Stock Units. The Committee may also authorize the granting or sale of Restricted Stock Units to Eligible Directors. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Eligible Director in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Eligible Director that is less than the Fair Market Value at the Date of Grant.

(c) Each such grant or sale will be subject to a Restriction Period of not less than three years, as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of the Retirement, death or Disability of the Eligible Director or upon a Change in Control of the Company.

(d) During the Restriction Period, the Eligible Director will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Committee may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional Common Shares.

(e) Each grant or sale will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Shares or in any combination thereof and may either grant to the Eligible Director or retain in the Board the right to elect among those alternatives.
      9.     Adjustments. The Committee may make or provide for such adjustments in the number and kind of shares covered by outstanding Options and Restricted Stock Units granted hereunder, in the Option Price and in the kind of shares covered thereby, as the Committee, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers and kinds of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 9.
      10.     Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. Whenever a fractional Common Share would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash, based upon the Fair Market Value of the fractional Common Share.
      11.     Amendments. This Plan may be amended from time to time by the Committee; provided, however, that any amendment which must be approved by the Company’s shareholders in order to comply with (i) Federal securities laws, (ii) other legal or regulatory requirements or (iii) the rules of The NASDAQ Stock Market, or if the Common Shares are not quoted on NASDAQ, the principal securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until shareholder approval has been obtained. Presentation of this Plan or any amendment for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without shareholder approval. Furthermore, no amendment, alteration or discontinuation of this Plan shall be made which would impair the rights of a Participant with respect to any outstanding award under this Plan without the Participant’s consent, or which, without approval of the Company’s shareholders would, except as expressly provided in this Plan, increase the total number of Shares reserved for this Plan or extend the maximum Option period applicable under this Plan.
      12.     No Additional Rights. Nothing contained in this Plan or in any award granted under this Plan shall confer upon any Director any right to continue in the service of the Company.
      13.     Governing Law. This Plan and all awards granted and actions taken hereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.
      14.     Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
      15. Duration. No awards shall be granted pursuant to this Plan on or after April 28, 2016, the 10th anniversary of the Effective Date, but awards granted prior to the 10th anniversary may extend beyond that date.

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44197-1200

V O T E    B Y   T E L E P H O N E

Have your proxy and voting instruction form available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

V O T E   B Y   I N T E R N E T

Have your proxy and voting instruction form available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.

V O T E   B Y   M A I L

Please mark, sign and date your proxy and voting instruction form and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15230.

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the Website and
cast your vote:
http://www.cesvote.com

Vote by Mail
Return your proxy and
voting instruction form in the
postage-paid envelope provided.

Telephone and Internet access is available 24 hours a day, 7 days a week. In order to be counted in the final tabulation, your telephone or Internet vote must be received by 6:00 a.m. Eastern Daylight Time on April 25, 2006 if you are a participant in The Lincoln Electric Company Employee Savings Plan, or by 6:00 a.m. Eastern Daylight Time on April 28, 2006 if you are a registered holder.

→

¯  Please fold and detach card at perforation before mailing.  ¯

LINCOLN ELECTRIC HOLDINGS, INC.	PROXY AND VOTING INSTRUCTION FORM

THIS PROXY AND THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 2006.

The shareholder signing this card appoints John M. Stropki, Jr., Vincent K. Petrella and Frederick G. Stueber, together or separately, as proxies, each with the power to appoint a substitute. They are directed to vote, as indicated on the reverse side of this card, all the Lincoln Electric common shares held by the signing shareholder on the record date, at the Company’s Annual Meeting of Shareholders to be held at 10:00 a.m. on April 28, 2006, or at any postponement(s) or adjournment(s) of the meeting, and, in their discretion, on all other business properly brought before the meeting or at any postponement(s) or adjournment(s) of the meeting.

As described more fully in the proxy statement and on the reverse side, this card also provides voting instructions to Fidelity Management Trust Company, as Trustee under The Lincoln Electric Company Employee Savings Plan (“401(k) Plan” or “Plan”). The signing Plan participant directs the Trustee to vote, as indicated on the reverse side of this card, all the Lincoln Electric common shares credited to the account of the signing Plan participant as of the record date, at the Annual Meeting of Shareholders, and in the Trustee’s discretion, on all other business properly brought before the meeting.

Signature(s)________________________________________

_________________________________________________

Date: ________________________________________, 2006

Please sign exactly as your name or names appear opposite. If shares are held jointly, all joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

NOTE TO PARTICIPANTS IN THE LINCOLN ELECTRIC COMPANY EMPLOYEE SAVINGS PLAN (“401(k) PLAN” or “PLAN”). As a participant in the 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee for the Plan, to vote the shares allocated to your Plan account. Participant voting directions will remain confidential. Please note that the number of shares reported on this card is an equivalent number of shares based on the units credited to your Plan account. To direct the Trustee by mail to vote the shares allocated to your Plan account, please mark the voting instruction form below and sign and date it on the reverse side. A postage-paid envelope for mailing has been included with your materials. To direct the Trustee by telephone or over the Internet to vote the shares allocated to your Plan account, please follow the instructions and use the Control Number given on the reverse side. Each participant who gives the Trustee voting directions acts as a named fiduciary for the 401(k) Plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

If you do not give specific voting directions on the voting instruction form or when you vote by phone or over the Internet, the Trustee will vote your Plan shares as recommended by the Board of Directors. If you do not return the voting instruction form or do not vote by phone or over the Internet, the Trustee shall not vote your Plan shares. Plan shares representing forfeited Account values that have not been reallocated at the time of the proxy solicitation will be voted by the Trustee in proportion to the way other 401(k) Plan participants directed their Plan shares to be voted.

     YOUR VOTE IS IMPORTANT !

Be sure that your shares are represented. Whether or not you plan to attend the Annual Meeting, please vote your shares by mail, by telephone or over the Internet.

¯  Please fold and detach card at perforation before mailing. ¯

LINCOLN ELECTRIC HOLDINGS, INC.	PROXY AND VOTING INSTRUCTION FORM

The Board of Directors recommends a vote FOR all nominees listed below in Proposal 1 and FOR Proposals 2 through 4. All of the proposals have been proposed by the Company. The shares represented by your proxy will be voted in accordance with the voting instructions you specify below. If you sign, date and return your proxy but do not give specific voting instructions, your votes will be cast FOR all nominees in Proposal 1 and FOR Proposals 2 through 4.

1.	Election of Directors: Class Whose Term Ends in 2009:
	(01)	Harold L. Adams	(02)	Robert J. Knoll	(03)	John M. Stropki, Jr.
	☐	FOR ALL	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT (write names below):
Vote withheld from the following (write names below):

2.	Approval of the 2006 Equity and Performance Incentive Plan.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Approval of the 2006 Stock Plan for Non-Employee Directors.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Ratification of Independent Auditors.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	In their discretion, the proxies named herein are also authorized to take any action upon any other business that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) of the Annual Meeting.
☐	I plan to attend the Annual Meeting.
☐	I consent to access future shareholder communications over the Internet as stated in the Proxy Statement.
☐	Change of Address: